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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Samsonite Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAMSONITE CORPORATION

NOTICE OF

2005

ANNUAL MEETING

AND

PROXY STATEMENT

YOUR VOTE IS IMPORTANT!

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN YOUR
PROXY IN THE ENCLOSED ENVELOPE.

SAMSONITE CORPORATION
11200 East Forty-Fifth Avenue
Denver, Colorado 80239

SAMSONITE CORPORATION

         May 17, 2005

Dear Samsonite Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 A.M. Mountain Time at the Doubletree Hotel Denver Southeast, 13696 East Iliff Place, Aurora, Colorado on June 16, 2005. Information about the meeting, the nominees for election as directors of the Company and the other proposals to be considered at such meeting are presented in the Notice of Annual Meeting and the Proxy Statement on the following pages.

        Your participation in the Company's affairs is important, regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the meeting, please sign, date and return the enclosed proxy card promptly.

        We look forward to seeing you on June 16, 2005.

Sincerely,
Marcello Bottoli Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders of Samsonite Corporation will be held at the Doubletree Hotel Denver Southeast, 13696 East Iliff Place, Aurora, Colorado, on June 16, 2005, at 9:00 A.M. local time for the following purposes:

1.
To elect the entire Board of Directors of the Company;

2.
To approve amendments to the Samsonite Corporation 1999 Amended and Restated Stock Option and Incentive Award Plan (the "Plan") to (i) increase the maximum number of shares of Common Stock available for issuance thereunder from 75,000,000 to 95,000,000; (ii) provide that awards under the Plan may no longer be issued to entities other than natural persons; and (iii) expand the types of stock-based awards available under the Plan to include "Other Stock-Based Awards," pursuant to which, among other things, the Deferred Compensation Awards described in this proxy statement will be issued;

3.
To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        Stockholders of record at the close of business on April 29, 2005 are entitled to receive notice of, and to vote at, the meeting. A list of stockholders entitled to vote will be kept at the office of Corporate Secretary, Samsonite Corporation, 11200 East 45th Avenue, Denver, Colorado 80239, for a period of ten days prior to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Richard H. Wiley Secretary

Samsonite Corporation
11200 East 45th Avenue
Denver, Colorado 80239
May 17, 2005

TABLE OF CONTENTS

General Information
Voting Stock
Voting of Proxies
Attendance at Annual Meeting
2006 Stockholder Proposals
Annual Meeting Advance Notice Requirements
Proposal 1. Election of Directors
Communications to the Board of Directors
Director Attendance at Annual Meetings
Directors' Meetings and Compensation
Certain Committees of the Board
Section 16(a) Beneficial Ownership Reporting Compliance
Proposal 2. Approval of Amendments to Our 1999 Stock Option Plan
Proposed Amendments
Reasons for the Amendments
Description of the 1999 Plan
Administration of the 1999 Plan
Certain Federal Income Tax Consequences
New Plan Benefits
Equity Compensation Plans
Matters Relating to Samsonite's Independent Auditors
Audit and Non-Audit Fees
Audit Committee Pre-Approval Policies and Procedures
Report of the Audit Committee
Executive Officers
Executive Compensation
Compensation Committee Report on Executive Compensation
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises and Year End Option/SAR Values
Employment Contracts and Termination of Employment and Change in Control Arrangements
Compensation Committee Interlocks and Insider Participation
Performance Graph
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Interest of Certain Persons
Other Matters
Incorporation by Reference

Appendix A: Samsonite Corporation Amended and Restated FY 1999 Stock Option and Incentive Award Plan

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Samsonite Corporation ("Samsonite" or the "Company") of proxies to be voted at the 2005 Annual Meeting of the Company's stockholders on June 16, 2005 or any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report for the fiscal year ended January 31, 2005 are being mailed to stockholders on or about May 17, 2005. Business at the Annual Meeting will be conducted in accordance with the procedures determined by the presiding officer and generally will be limited to matters properly brought before the meeting by or at the suggestion of the Board of Directors or by a stockholder pursuant to provisions of the Company's bylaws that require advance notice and disclosure of relevant information.

  Voting Stock

        The number of voting securities of the Company outstanding on April 29, 2005, the record date for the meeting, was 662,178,097, comprised of 226,600,411 shares of common stock, par value $.01 per share ("Common Stock"), each share of which being entitled to cast one vote, and 159,282 shares of convertible preferred stock, par value $.01 per share ("Preferred Stock"), each share of which being entitled to cast one vote on an as-converted basis. As of the record date, each share of Preferred Stock was convertible into approximately 2,734.63 shares of Common Stock. Accordingly, the holders of Preferred Stock are entitled to cast an aggregate of 435,577,686 votes. Through their ownership of shares of both Common Stock and Preferred Stock, the Equity Sponsors, as defined below in Proposal 1, "Election of Directors," currently control approximately 82% of the voting power of the Company. The holders of Common Stock and Preferred Stock will vote as a single class on all matters. Unless otherwise indicated, information presented herein is as of April 29, 2005.

VOTING OF PROXIES

        Since many of the Company's stockholders are unable to attend the Company's Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card and sign, date and return the card in the enclosed envelope.

        By completing and returning the accompanying proxy card, the stockholder authorizes Douglas W. Sundby and Richard H. Wiley, as designated on the face of the proxy card, to vote all shares for the stockholder. All returned proxy cards that are properly executed will be voted as the stockholder directs. If no direction is given, the executed proxy cards will be voted FOR Proposals 1 and 2 described in this Proxy Statement. The named proxies will also vote executed proxy cards in their discretion on any other matter that may properly come before the Annual Meeting. A proxy card may be revoked by a stockholder at any time before it is voted at the Annual Meeting by giving notice of revocation to the Company in writing, by execution of a later dated proxy card, or by attending and voting at the Annual Meeting.

        The holders of all outstanding shares of Common Stock and Preferred Stock are entitled to vote in person or by proxy on all matters that may come before the Annual Meeting. The holders of shares entitled to cast not less than a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business; all shares present in person or represented by proxy are counted for quorum purposes.

        Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Under applicable Delaware law, in tabulating the vote for the election of directors, broker non-votes, if any, and directions to withhold will be disregarded and will have no affect on the outcome of the vote.

        The vote required with respect to each of the other matters to be presented at the Annual Meeting, as well as the effect of abstentions and broker non-votes, is set forth in connection with the description of each such matter set forth herein.

ATTENDANCE AT ANNUAL MEETING

        To ensure the availability of adequate space for the Company's stockholders wishing to attend the meeting, priority seating will be given to stockholders of record, beneficial owners of the Company's stock having evidence of such ownership, or their authorized representatives, and invited guests of management. In addition, a stockholder may bring a guest. Those unable to attend may request from the Secretary a copy of a report of the proceedings of the meeting.

2006 STOCKHOLDER PROPOSALS

        Proposals by stockholders for inclusion in the Company's 2006 proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2006 should be addressed to the Secretary, Samsonite Corporation, 11200 E. 45th Ave., Denver, CO 80239, and must be received at this address no later than January 17, 2006. Upon receipt of a proposal, the Company will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS FOR BRINGING BUSINESS BEFORE THE MEETING AND FOR DIRECTOR NOMINATIONS

        The Company's bylaws require advance notice for any business or nomination for director to be brought before a meeting of stockholders. In general, for business to properly be brought before an annual meeting by a stockholder, written notice of the stockholder proposal must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Certain other notice periods are provided if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date. The stockholder's notice to the Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, any material interest in such business of such stockholder, as well as certain other information. The notice of nomination of a director is required to contain all information relating to such nominee that is required to be disclosed in a proxy statement provided under the Securities Exchange Act of 1934, as well as certain other information. Additional information concerning the advance notice requirement and a copy of the Company's bylaws may be obtained from the Secretary of the Company the address provided above.

PROPOSAL 1. ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board of Directors has designated as nominees for election the nine persons named below, all of whom currently serve as directors of the Company.

        Pursuant to the terms of the Stockholders Agreement, dated July 31, 2003 (the "Stockholders Agreement"), by and among the Company, ACOF Management, L.P., Bain Capital (Europe) LLC, Ontario Teachers Pension Plan Board (collectively, the "Equity Sponsors") and Ares Leveraged Investment Fund, L.P., the Equity Sponsors have agreed to take all actions in their power to elect the eight nominees selected by the Equity Sponsors and the remaining one nominee selected by our Company's Chief Executive Officer ("CEO"). The Equity Sponsors, together with their affiliates, currently control approximately 82% of the voting power of the Company. Messrs. Lynton, Philippin, Grimaldi, Ressler, Sienna, Triggs, Warner and Wilcox have been selected and nominated by our Equity Sponsors. Mr. Tack has been selected and nominated by our CEO.

        In accordance with (i) the Executive Stockholders Agreement, dated as of September 25, 2003, as amended, among the Company, the Equity Sponsors and certain of our executive officers and other key employees; and (ii) the Chief Executive Officer Stockholders Agreement, dated as of March 5, 2004, as amended, among the Company, the Equity Sponsors, Mr. Bottoli, Stonebridge Development Limited and a trust established by Mr. Bottoli, for the benefit of himself and his family (the "Trust") (containing terms substantially identical to the Executive Stockholders Agreement), each executive officer or employee that is party to either agreement has agreed to vote all of the shares of Preferred Stock they hold (as well as any Common Stock issuable upon conversion of the Preferred Stock and any Common Stock issuable upon the exercise of options granted to each such executive officer or employee) and to take all other necessary or desirable actions so that all of such shares will be voted in the same manner as the securities held by the Equity Sponsors. Such executive officers and employees currently hold, in the aggregate, 3,053 shares of Preferred Stock, which are subject to these voting agreements. These shares of Preferred Stock have the equivalent voting power of 8,358,266 shares of Common Stock, or approximately 1.9% of the voting power of the Company. With respect to any of such executive officers or employees, no shares of Preferred Stock have been converted into Common Stock nor have any shares of Common Stock been issued upon the exercise of options in fiscal 2005. For a more detailed description of these agreements, please see "Certain Relationships and Related Transactions."

        Information concerning the nominees for election as directors is presented below. Each nominee has consented to serve as a director if elected. Should any nominee become unable to accept nomination or election, it is intended that the enclosed proxy card will be voted for the election of a substitute nominee designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

        Michael M. Lynton.    Age 45. Mr. Lynton became a director of Samsonite in July 2003. Since December 2003, Mr. Lynton has served as Chairman and Chief Executive Officer of Sony Pictures Entertainment, whose global operations encompass motion picture production and distribution, television production and distribution, digital content creation and distribution, worldwide channel investments, home entertainment acquisition and distribution, operation of studio facilities, development of new entertainment products, services and technologies, and distribution of filmed entertainment in 67 countries. From December 1999 to December 2003, Mr. Lynton served as the President of AOL Time Warner International, the world's largest internet online service, where he was the head of AOL's international organization and its operations in Europe, Asia and Latin America. Mr. Lynton currently serves as the Treasurer of the International Academy of Arts and Sciences. From 1996 to 1999, Mr. Lynton served as Chairman and Chief Executive Officer of Pearson plc's Penguin Group, the world's second largest English-language publisher. Mr. Lynton also previously served as President of Disney Publishing and President of Hollywood Pictures, both divisions of Walt Disney Company.

        Charles J. Philippin.    Age 55. Mr. Philippin became a director of Samsonite in October 2003. Mr. Philippin has been a principal with GarMark Advisors, a mezzanine investment fund, since 2002. From 2000 to 2002, Mr. Philippin was CEO of Online Retail Partners, an internet incubator company. From 1994 to 2000, Mr. Philippin held several positions with Investcorp, a global investment group, including serving as a member of its management committee, and was responsible for post-acquisition monitoring and performance improvement for the firm's U.S. portfolio. From 1974 to 1994, Mr. Philippin was with the public accounting firm of Coopers & Lybrand (now PriceWaterhouseCoopers), and was a partner of the firm from 1982. Mr. Philippin serves on the boards and audit and compensation committees of Competitive Technologies, Inc. and CSK Auto Corporation.

        Ferdinando Grimaldi Quartieri.    Age 44. Mr. Grimaldi became a director of Samsonite in October 2003. Since 2002, Mr. Grimaldi has been a Managing Director of Bain Capital, Ltd., a private investment firm based in London. Prior to joining Bain Capital, Mr. Grimaldi was responsible for private equity investments at Investcorp International Limited for six years and was a member of the firm's management committee from 1999 until 2002.

        Antony P. Ressler.    Age 44. Mr. Ressler became a director of Samsonite in July 2003. Mr. Ressler is the Managing Member of Ares Management LLC (together with its affiliates, "Ares") and serves as an Investment Committee member on all Ares Funds. In 1997, Mr. Ressler co-founded Ares, an independent Los Angeles-based investment management firm with approximately $6.0 billion of committed capital under management. Ares specializes in managing assets in the private equity and leveraged finance markets. Mr. Ressler co-founded Apollo Management in 1990. Mr. Ressler oversaw Apollo's capital markets activities, focusing particularly on distressed and private equity investment opportunities originating as a result of day-to-day involvement in the capital markets. Prior to 1990, Mr. Ressler served as a Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert Incorporated, with responsibility for the New Issue/Syndicate Desk. Mr. Ressler serves on the board of Allied Waste Industries, Inc.

        Lee Sienna.    Age 53. Mr. Sienna became a director of Samsonite in October 2003. Mr. Sienna has been Vice President of the private equity group of Ontario Teachers' Pension Plan Board since 2002. From 1998 to 2002, Mr. Sienna was a partner at Calcap Corporate Finance Limited, a consulting firm specializing in mergers and acquisitions. From 1995 to 1998, Mr. Sienna was Vice President, Corporate Development at Dairyworld Foods. Prior to 1995, Mr. Sienna held various positions in management and corporate development for companies in the beverage, food and entertainment industries. Mr. Sienna is a director of ALH Holding, Inc.

        Donald L. Triggs.    Age 61. Mr. Triggs became a director of Samsonite in October 2003. Since 1993, Mr. Triggs has been the President, Chief Executive Officer and a Director of Vincor International, Inc., a global wine producer and marketer based in Ontario, Canada with wineries in Ontario and British Columbia in Canada, Washington State, California, Australia and New Zealand. In August 1989 Mr. Triggs became Chairman, Chief Executive Officer and a Director of Cartier Wines & Beverage Corporation, which became Vincor International in 1992 as a result of a merger.

        Richard T. Warner.    Age 46. Mr. Warner became a director of Samsonite in October 2003. Since 2004, Mr. Warner has been a founding partner of Hemisphere One, a global investment firm focused on investing in lifestyle brands. From 1994 to 2003, Mr. Warner served in several senior capacities at Investcorp, a global investment group. From 1999 to 2002 he was head of Investcorp's European business, responsible for the firm's European private equity activities. Mr. Warner also led Investcorp's review of various global strategic options. In addition, he served as a member of the firm's Coordinator's Committee (global operating board of Investcorp), Commitment Committee (controls Investcorp's global capital commitments) and Budget and Expense Review Committee (controls Investcorp's operating expenses).

        Reed N. Wilcox.    Age 57. Mr. Wilcox became a director of Samsonite in October 2003. Mr. Wilcox is Senior Managing Director of General Resonance, LLC, an advanced technology company he co-founded in 2004 to extend and commercialize proprietary new science defining fundamental relationships between matter and energy, with applications in energy, medicine, biochemistry, and industrial processes. From 1974 through 1985, Mr. Wilcox was with The Boston Consulting Group, a diverse global management-consulting firm specializing in corporate strategy, where he was Vice President and Director, working primarily in innovation and international competition in its Boston, Paris, and Chicago offices. From 1986 through 1999 he was co-founder and chairman of The Flagship Group, a private professional firm specializing in innovation and new business creation through joint ventures. From 1999 to 2002 Mr. Wilcox served a volunteer mission as President of the France Toulouse and France Marseilles Missions of The Church of Jesus Christ of Latter-Day Saints.

        Johan Tack.    Age 53. Mr. Tack became a director of Samsonite in June 2001. Since October 2002, Mr. Tack has been a director of OC&C Strategy Consultants, an international business consulting firm. From November 2000 to 2002, Mr. Tack was an independent business consultant. From 1998 until November 2000, Mr. Tack was Managing Director of Fortis Bank N.V., headquartered in Brussels, Belgium. From 1994 to 1998, Mr. Tack was Managing Director of Generale Bank N.V., the predecessor entity to Fortis Bank N.V. Prior to 1994, Mr. Tack held various management positions with Generale Bank N.V.

Communications to the Board of Directors

        The Company has established a process to receive communications from stockholders. Stockholders may contact any member (or members) of the Board by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Samsonite Corporation, 11200 East Forty-Fifth Avenue, Denver, Colorado 80239, Attention: General Counsel.

        All communications received as set forth in the preceding paragraph will be opened for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, sufficient copies of the contents will be sent to each director who is a member of the group or committee to which the envelope is addressed.

Director Attendance at Annual Meetings

        The Company does not have a policy with regard to Board members' attendance at annual meetings. There were no Board members in attendance at the 2004 Annual Meeting.

Directors' Meetings and Compensation

        During the Company's fiscal year 2005 (the year ended January 31, 2005), the Board of Directors met six times, excluding actions by unanimous written consent. Each director, other than Mr. Lynton, attended 75% or more of the total number of meetings of the Board (and of meetings of committees of the Board on which such director served), that were held during such director's tenure as a member of the Board.

        Each member of the Board of Directors, other than a director employed by the Company, is entitled to receive a fee of $30,000 per annum for serving on the Board of Directors, a fee of $1,250 per Board meeting attended and a fee of $1,000 per committee meeting attended. In addition, the chairperson of the Audit Committee receives an additional chair fee of $10,000 per annum and the chairpersons of all of the other committees of the Board receive an additional chair fee of $5,000 per annum. In 1996, the Company adopted the 1996 Directors' Stock Plan whereby Board members may elect to receive their fees in shares of Common Stock rather than cash. During fiscal 2005, none of the aggregate directors fees were paid solely in shares of Common Stock. In addition, directors are reimbursed for all reasonable travel and other expenses of attending meetings of the Board or a committee thereof.

Certain Committees of the Board

        The Board of Directors has standing Audit, Executive, Compensation and Corporate Governance and Nominating Committees.

        Audit.    The current members of the Audit Committee are Charles J. Philippin, Johan Tack and Richard T. Warner, each of whom is an independent director under the Nasdaq listing standards. The Audit Committee met seven times during fiscal 2005, excluding actions by unanimous written consent.

        The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized (i) to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, (ii) to review the plan, scope and results of the annual audit, the independent auditors' letter of comments and management's response thereto, (iii) to approve all audit and non-audit services, (iv) to review the Company's policies and procedures with respect to internal accounting and financial controls and (v) to review any changes in accounting policy.

        The Report of the Audit Committee begins on page 14.

        Executive.    The current members of the Executive Committee are Ferdinando Grimaldi Quartieri, Antony P. Ressler and Lee Sienna. The Executive Committee held no meetings during fiscal 2005.

        The Executive Committee has the authority to act on behalf of the Board of Directors on most matters.

        Compensation.    The current members of the Compensation Committee are Michael M. Lynton, Johan Tack and Reed N. Wilcox. The Compensation Committee held one meeting during fiscal 2005.

        The Compensation Committee is authorized and directed to review and approve the compensation and benefits of the executive officers, to review management organization and development, to review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, to administer any stock option plans that may be adopted and the granting of options under such plans, and to review and recommend for the approval of the Board the compensation of directors.

        The Compensation Committee Report begins on page 18.

        Corporate Governance and Nominating.    The current members of the Corporate Governance and Nominating Committee are Donald L. Triggs, Michael M. Lynton and Richard T. Warner, each of whom is an independent director under the Nasdaq listing standards. The Corporate Governance and Nominating Committee held one meeting during fiscal 2005.

        The principal responsibilities of the Corporate Governance and Nominating Committee are to:

  •
  help the Company implement the corporate therapeutic measures which the Company agreed to undertake as part of the settlement of the litigation described in Note 15 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 (the "Samsonite Corporate Therapeutics"). The Samsonite Corporate Therapeutics remain in effect until July 25, 2005;

  •
  generally oversee all corporate governance functions for the Company;

  •
  recommend to the Board director nominees; and

  •
  recommend to the Board the membership for each committee of the Board.

        Pursuant to the terms of the aforementioned Stockholders Agreement, the Equity Sponsors have the power to nominate eight members of the Board and the Company's CEO has the power to nominate the remaining one member of the Board, subject to the corporate therapeutic measures and any other applicable laws or regulations (as described in section 2.2 of the Stockholders Agreement). Accordingly, the Corporate Governance and Nominating Committee does not have a general policy with regard to consideration of director nominees recommended by stockholders of the Company (aside from the Equity Sponsors).

        As a result of the Stockholders Agreement, although each of the members of the Corporate Governance and Nominating Committee is considered independent pursuant to the Nasdaq listing standards, the nominees to fill eight Board positions are selected by the Equity Sponsors and the nominee to fill one Board position is selected by the Company's CEO, as described above. The role of the Corporate Governance and Nominating Committee is to judge the fitness of the nominees proposed by the Equity Sponsors and the Company's CEO.

        The Board of Directors has not adopted a written charter for the Corporate Governance and Nominating Committee. The Committee performs its functions in accordance with the above-mentioned corporate therapeutics measures.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("principal stockholders") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and principal stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of the Section 16(a) reports furnished to the Company for fiscal 2005, all required reports were timely filed, except in the following instances: (1) Richard H. Wiley, Marc Matton and Giuseppe Fremder, each of whom is an executive officer of the Company, each filed a late Form 4 reporting the receipt of a stock option grant; and (2) Shashi Dash, Ramesh Tainwala and Arne Borrey, each of whom is an executive officer of the Company, filed a late Form 3 at the time they were appointed to their executive officer positions.

PROPOSAL 2. APPROVAL OF AMENDMENTS TO OUR 1999 STOCK OPTION AND INCENTIVE AWARD PLAN.

Proposed Amendments

        On March 17, 2005 the Compensation Committee unanimously adopted amendments to the 1999 Stock Option and Incentive Award Plan, which we refer to as the "1999 Plan." The amendments (i) increase the maximum number of shares of Common Stock available for issuance thereunder from 75,000,000 to 95,000,000; (ii) provide that awards under the 1999 Plan may no longer be issued to entities other than natural persons; and (iii) expand the types of stock-based awards available under the 1999 Plan to include "Other Stock-Based Awards," pursuant to which, among other things, the Deferred Compensation Awards (described below) were issued. We are seeking stockholder approval of these amendments.

Reasons for the Amendments

        Expand the Types of Stock-Based Awards Available Under the 1999 Plan.    The amendments to the 1999 Plan expand the types of stock-based awards available to include other stock-based awards, which includes deferred compensation awards that may be paid in cash or common stock. The American Jobs Creation Act of 2004 ("AJCA"), signed into law October 22, 2004, among other things added new Section 409A to the Internal Revenue Code (the "Code") which imposed a significant tax penalty on

United States employees who become vested in stock options with exercise prices below fair market value on the date of grant ("Discounted Options"). The Company had earlier granted options under the 1999 Plan to Stonebridge Development Limited ("Stonebridge") on April 19, 2004 and to Richard H. Wiley ("Wiley") and Thomas Korbas ("Korbas") on October 15, 2004 that may have been Discounted Options (the "Prior Options"). IRS Notice 2005-1 provided transitional guidance on the application of Section 409A which, among other things, permitted Discounted Options to be amended or replaced with new options having an exercise price at least equal to fair market value. To address the possible effects of the AJCA on the Prior Options, the Committee desired to increase the exercise price of the Prior Options and grant the affected employees a deferred compensation award to compensate them for the increase in exercise price. To implement the changes permitted by Notice 2005-1, on March 17, 2005 the Committee amended the 1999 Plan to provide for the types of deferred compensation awards permitted by the transitional guidance. The Committee then granted deferred compensation awards (the "Deferred Compensation Awards") to certain employees and executive officers, including Richard Wiley and Thomas Korbas, and Stonebridge, a British Virgin Islands corporation formed by a trust established by Marcello Bottoli for the benefit of himself and his family. Additional information regarding the Deferred Compensation Awards is set forth below under "New Plan Benefits."

        Sufficient Number of Shares for Administration of Plan.    In order that the 1999 Plan contain sufficient shares should we choose to pay out some or all of the Deferred Compensation Awards in common stock, and to accommodate future award grants under the 1999 Plan, it is necessary to increase the number of shares available for issuance under the 1999 Plan.

        Enable Shares Granted Under the 1999 Plan to be Registered with the SEC.    The 1999 Plan has been amended so that awards may be made only to natural persons, a requirement for registration of employee benefit plan shares on registration statement Form S-8 promulgated pursuant to the Securities Act of 1933 (the "Securities Act"). Prior to the amendment, awards under the 1999 Plan could be made to a broader class of recipients, including trusts established by employees. Absent registration under the Securities Act, shares acquired under the 1999 Plan would be restricted shares that could not be sold except pursuant to an exemption from registration, which among other things could require satisfaction of a holding period prior to sale. The Board believes it is in the best interests of Samsonite and its stockholders to amend the 1999 Plan so that the underlying shares may be registered under the Securities Act.

        The Board of Directors believes the approval and adoption of the amendments to the 1999 Plan is in our and our stockholders' best interest so that we can be assured that a sufficient reserve of shares of Common Stock remain available for issuance under an equity-based plan that gives us the flexibility to grant several types of awards. This flexibility allows us to structure awards that take advantage of and comply with changes in applicable laws. The Board of Directors believes that we must be able to continue to utilize equity incentives to attract and retain the services of key individuals essential to our operations. Equity incentives play a significant role in our efforts to remain competitive in the market for talented individuals, and we rely on such incentives as a means to attract and retain highly qualified individuals in the positions vital to us.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO OUR 1999 STOCK OPTION AND INCENTIVE AWARD PLAN.

Description of the 1999 Plan

        The following is a summary of the principal features of the 1999 Plan, as amended subject to stockholder approval. It does not purport to be complete and is qualified in its entirety by reference to the specific language of the 1999 Plan. The 1999 Plan, as proposed to be amended and restated, is set forth as Appendix A to this proxy statement. Any capitalized terms used in this summary description that are not defined herein have the meanings assigned to them in the 1999 Plan.

        On July 15, 1998, our Board of Directors adopted, subject to stockholder approval, the FY 1999 Stock Option and Incentive Award Plan, which was approved by stockholders at the 1998 annual meeting of stockholders. In fiscal 2004 we amended the 1999 Plan, with stockholder approval, to provide for an increase of shares available for awards. On June 15, 2005, our stockholders approved an amendment to the 1999 Plan to increase the number of grants that may be made to any one participant in any year and to permit grants thereunder to a trust or an entity owned by a trust established by an eligible employee or director. On March 17, 2005 the Compensation Committee amended the 1999 Plan to (i) increase the maximum number of shares of Common Stock available for issuance thereunder from 75,000,000 to 95,000,000; (ii) provide that awards under the 1999 Plan may no longer be issued to entities other than natural persons; and (iii) expand the types of stock-based awards available under the 1999 Plan to include "Other Stock-Based Awards," pursuant to which, among other things, the Deferred Compensation Awards (described below) were issued.

        As of April 29, 2005, options for 66,839,700 shares of our Common Stock were outstanding under the 1999 Plan, and up to 9,663,158 shares of Common Stock are reserved for issuance subject to currently outstanding deferred compensation Awards under the 1999 Plan that are payable at our option in Common Stock or cash ("Outstanding Deferred Compensation Awards"). The calculation of the number of shares of Common Stock subject to Outstanding Deferred Compensation Awards is based upon a stock price of $.665 per share, the fair market value of the Common Stock on March 17, 2005, the date of grant of all the Outstanding Deferred Compensation Awards. As amended, 18,497,142 shares of our Common Stock will remain available for future awards under the 1999 Plan. As of April 29, 2005, the market value of all shares of Common Stock subject to awards under the 1999 Plan was approximately $68,100,000 (based upon the closing price of the Common Stock on the OTC Bulletin Board on such date).

        Our Board of Directors previously adopted the 1995 Stock Option and Incentive Award Plan, which we refer to as the "1995 Plan." As of April 29, 2005, options for 801,414 shares were outstanding under the 1995 Plan. After October 18, 2005, no more options may be granted under the 1995 Plan.

        Administration of the 1999 Plan

        The 1999 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee consists of three persons, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" as defined in Section 162(m) of the Code. Subject to the terms of the 1999 Plan, the Compensation Committee has full authority to determine, among other things, the persons to whom awards under the 1999 Plan ("Awards") will be made, the number of shares of Common Stock subject to Awards, and the specific terms and conditions applicable to Awards, including, but not limited to, the duration, vesting and exercise or other realization periods, performance criteria, if any, the circumstances for forfeiture and the form and timing of payment with respect to any Award.

        Performance criteria, if any, are predetermined by the Compensation Committee and are based on one or more of the following criteria (i) pre-tax income or after-tax income, (ii) operating or profit margins, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Common Stock price appreciation, (viii) cash flow, (ix) strategic business targets or objectives, (x) non-GAAP financial measures such as EBITDA (earnings before interest, taxes, depreciation and amortization), and (xi) implementation or completion of critical projects or processes.

        Where applicable, the performance criteria may be expressed in terms of attaining a specific level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of us, a subsidiary, or a division or strategic business unit of us, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. Performance criteria may include threshold levels of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance criteria shall be determined by and shall be subject to certification by the Compensation Committee; provided that the Compensation Committee shall have the authority to make equitable adjustments to the performance criteria in recognition of unusual or nonrecurring events affecting us or any subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

        Grants of a variety of Awards, including stock options, stock appreciation rights, restricted stock and restricted stock units, and other stock-based awards (including deferred compensation payable in Common Stock) may be made under the 1999 Plan to employees, advisors, consultants and our directors and those of our subsidiaries, at the discretion of the Compensation Committee. We currently have approximately 5,000 employees. Historically, awards under the 1999 Plan have been granted to upper level management employees, of which there are approximately 100. Stock options may be either "incentive stock options," as such term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of a nonqualified stock option may be at or below the fair market value per share of Common Stock on the date of grant; generally, the exercise price of an incentive stock option may not be less than the fair market value per share of Common Stock on the date of grant. The stock options will become exercisable in accordance with a schedule established at the time of grant. The Compensation Committee will determine each stock option's expiration date; provided that no incentive stock option may be exercised more than ten years after the date of grant. The 1999 Plan provides that the exercise price for stock options granted thereunder may, as determined by the Compensation Committee, be payable in cash, shares of Common Stock, a combination of cash and Common Stock or by such other payment method as the Compensation Committee may prescribe.

        In addition to the foregoing Awards, the Compensation Committee may, in its sole discretion, grant such other forms of stock-based and cash-based Awards as it may determine to be consistent with the purpose of the 1999 Plan.

        The 1999 Plan may, at any time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; provided that no amendment that requires stockholder approval in order for the 1999 Plan to continue to comply with Section 162(m) of the Code or any applicable listing requirement shall be effective unless such amendment has been approved by our stockholders. In addition, no amendment may be made that adversely affects any of the rights of a grantee under any Award previously granted, without such grantee's consent. In any Plan Year, no participant may be granted Awards with respect to more than one-half of the shares of Common Stock reserved for issuance under the 1999 Plan.

Certain Federal Income Tax Consequences

        The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to stock options that may be granted under the 1999 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

        Nonqualified Stock Options ("NQSO").    An optionee will not recognize any taxable income upon the grant of an NQSO, and we will not be entitled to a tax deduction with respect to the grant of

NQSOs. Upon exercise of an NQSO, the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. We will generally be entitled to a tax deduction at that time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price. In the event of a sale or other disposition of Common Stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock (which begins upon such exercise) is more than one year.

        Incentive Stock Options ("ISO").    An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and we will not be entitled to a tax deduction with respect to such grant or exercise. An optionee will, however, recognize taxable compensation income, and we will be entitled to a corresponding tax deduction, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company (or certain subsidiaries of the Company) or within three months after termination of employment) or if the optionee engages in a "disqualifying disposition" as described below. The excess of the fair market value, on the date of the exercise of an ISO, of the Common Stock acquired pursuant to and over the exercise price constitutes an item of tax preference for purposes of the federal alternative minimum tax. A sale or exchange by an optionee of Common Stock acquired upon the exercise of an ISO more than one year after the transfer of such Common Stock to such optionee and more than two years after the date of grant of the ISO generally will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the Common Stock to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such Common Stock that will have the following results: any excess of (i) the lesser of (a) the fair market value of the Common Stock at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the Common Stock over (ii) the exercise price of such ISO will be taxable as compensation income to the optionee, and we will be entitled to a tax deduction in the amount of such compensation income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by us.

        The 1999 Plan does not provide for fixed or scheduled benefits to our employees, officers or directors, and Awards are granted from time to time at the sole discretion of the Compensation Committee. For this reason, except for the deferred compensation awards described in this paragraph and in the table below, benefits under the 1999 Plan are generally not determinable. On March 17, 2005, the Compensation Committee granted the following deferred compensation awards (the "Deferred Compensation Awards"), as described above under "Reasons for the Amendments." The Deferred Compensation Awards may be paid in cash or in Common Stock at Samsonite's discretion. The Deferred Compensation Awards are payable in full upon a change in control, and payable in part or in full upon termination of employment pursuant to a schedule that generally parallels the vesting schedules of the stock options as to which the exercise prices were increased. Further information relating to the Deferred Compensation Awards granted to the Named Executive Officers below (the "NEO Deferred Compensation Awards"), including vesting provisions, is contained below under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," and in our Current Report on Form 8-K dated March 17, 2005 which is incorporated herein by reference. The provisions of all Outstanding Deferred Compensation Awards are substantially similar to the terms of the NEO Deferred Compensation Awards.

NEW PLAN BENEFITS
Deferred Compensation Awards Under Samsonite Corporation Amended and Restated
FY 1999 Stock Option and Incentive Award Plan

Name and Position	Dollar Value ($)	Number of Units(2)
Marcello Bottoli(1) Chief Executive Officer	$4,725,000	7,105,263
Richard H. Wiley Chief Financial Officer, Treasurer and Secretary	$840,000	1,263,158
Thomas Korbas President, Samsonite—the Americas	$420,000	631,579
Marc Matton Chief Supply Officer	—	—
Giuseppe Fremder President, Samsonite S.p.A.	—	—
Luc Van Nevel Former President, Director and Chief Executive Officer	—	—
Executive Officer Group	$6,027,000	9,063,158
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	$399,000	600,000

(1)
Deferred Compensation Award granted to Stonebridge Development Limited, a corporation formed by a trust established by Mr. Bottoli, for the benefit of himself and his family.

(2)
Maximum number of shares of Common Stock that can be issued under Deferred Compensation Award. The Deferred Compensation Awards provide for a maximum benefit expressed as a fixed dollar amount, subject to vesting. The Deferred Compensation Awards may be paid in cash or in Common Stock at Samsonite's discretion. Number of units (shares of Common Stock) is subject to change and for the purposes of this table assumes the full value of each award will be paid in Common Stock, using as the conversion factor a stock price of $.665 per share, the fair market value of the Common Stock on March 17, 2005. If at the time a Deferred Compensation Award is paid out the Common Stock price is greater than $.665 per share, the number of shares of Common Stock required to pay a given dollar amount of deferred compensation will fall. Certain other provisions of the Outstanding Deferred Compensation Awards have the effect of reducing the number of shares of Common Stock issuable in payment of such deferred compensation if the Common Stock price at the time of payment is less than $.665 per share. A more detailed description of the adjustment features of the Deferred Compensation Awards is set forth below under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

Equity Compensation Plans

        The following table sets forth information concerning Samsonite's Common Stock that may be issued upon the exercise of stock options and other rights under all of our existing equity compensation plans as of January 31, 2005, including the 1995 Stock Option and Incentive Award Plan (the "1995 Plan"), the Samsonite Corporation Amended and Restated FY 1999 Stock Option and Incentive Award Plan (the "1999 Plan"), and the Director Stock Plan ("Director Plan").

EQUITY COMPENSATION PLAN INFORMATION

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
(1) 1995 Plan	839,873		$7.55	1,710,127
(2) 1999 Plan(1)	54,402,840		$.55	20,597,160
(3) Director Plan	180,315	(2)	N/A	219,685
Equity compensation plans not approved by security holders	—		—	—

Total	55,423,028			22,526,972

(1)
Table includes only those securities authorized for issuance under the 1999 Plan as of January 31, 2005 (including any outstanding options, warrants and rights granted prior to such date pursuant to the 1999 Plan). Does not include awards made after January 31, 2005 or the additional shares which are subject to the amendments described above under "Proposal 2. Approval of Amendments to Our 1999 Stock Option and Incentive Award Plan."

(2)
Under the Director Plan, shares of common stock are authorized for issuance to non-employee members of our board of directors, to be issued to such directors at their election in lieu of cash paid for board of directors fees. Amount reflects aggregate number of shares previously issued under the Director Plan. The Director Plan authorizes the issuance of shares of common stock only, and does not provide for stock options or other awards.

        The affirmative vote of a majority of the shares of our Common Stock and Preferred Stock present in person or by proxy and entitled to vote with respect to Proposal 2 is required to approve Proposal 2. Abstentions are considered present at the meeting and will have the same effect as a vote AGAINST Proposal 2. If your broker holds your shares in its name, the broker will not be entitled to vote your shares on Proposal 2 without an instruction from you. Broker non-votes are not considered entitled to vote on Proposal 2 and will not have any effect on the outcome of the vote on Proposal 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENTS TO OUR 1999 STOCK OPTION AND INCENTIVE AWARD PLAN.

MATTERS RELATING TO SAMSONITE'S INDEPENDENT AUDITORS

        Samsonite's independent auditors for the fiscal years 2005, 2004 and 2003 are KPMG LLP. Representatives of such firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders. Samsonite is considering engaging in a potential business transaction that may affect the independence of KPMG LLP in future periods. For that reason, the Audit Committee and the Board of Directors deferred the appointment of an independent auditor for fiscal year 2006 until such situation is resolved.

Audit and Non-Audit Fees

        The following table sets forth the aggregate fees for professional services by KPMG for the audit of the Company's annual financial statements for the fiscal years ending January 31, 2005 and 2004:

	Year ended January 31,
	2005	2004
	in thousands
Audit Fees(a)	$1,384	$1,131
Audit-Related Fees(b)	181	36

Subtotal	1,565	1,167

Tax Fees(c)	143	120
All Other Fees(d)	54	67

Total	$1,762	$1,354

(a)
In addition to fees for the annual audit of the Company's consolidated financial statements, amounts include review of the interim financial statements contained in our Quarterly Reports on Form 10-Q and preparation of statutory reports.

(b)
Includes fees for assurance and related services that are traditionally performed by the independent accountant. More specifically, these services include employee benefit plan audits and consultations concerning financial accounting and reporting standards. In addition, included in this category are fees for services that generally only KPMG LLP reasonably can provide, e.g., statutory audits, consents and assistance with the review of documents filed with the SEC.

(c)
Includes fees for tax compliance, tax planning, and tax advice.

(d)
Includes fees for products and services provided by the independent auditors and its affiliates. In fiscal 2005 this fee relates to a Sarbanes-Oxley monitoring and implementation product purchased from KPMG LLP.

Audit Committee Pre-Approval Policies and Procedures

        Each year, the Audit Committee recommends to the Board of Directors the independent auditor's retention to audit the Company's financial statements. The Audit Committee evaluates all other proposed engagements of the independent auditor, including the scope of the work proposed to be performed, and pre-approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence. During fiscal 2005, three non-audit engagements were proposed to the Audit Committee, and all were approved. During fiscal 2004, ten non-audit engagements were proposed to the Audit Committee, and all were approved. The Audit Committee also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of the Company's subsidiaries.

        Information contained in the following Report of the Audit Committee shall not be deemed "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any of the Company's filings under the Exchange Act, notwithstanding anything to the contrary set forth in any such filing, except to the extent that the Company specifically incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE

        The Corporate Governance and Nominating Committee has assumed responsibility for determining whether all members of the Audit Committee are "independent," as defined by Nasdaq Marketplace Rule 4200(a)(15) and meet the requirements of Nasdaq Marketplace Rule 4350(d)(2). The Company is in compliance with the Nasdaq rule requiring an entirely independent Audit Committee. Although the Company's Common Stock is no longer traded on Nasdaq, the Company has retained its independent Audit Committee. Furthermore, the Board of Directors has determined that Charles J. Philippin qualifies as an "audit committee financial expert" as defined by the Commission and is an independent director pursuant to the requirements under the Exchange Act.

        The Board of Directors has adopted a written charter setting out the audit-related functions the Audit Committee is to perform, a copy of which was attached as Appendix C to the Company's Proxy Statement for the 2004 Annual Meeting of Stockholders.

        Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

        The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

        The Audit Committee has reviewed the Company's audited financial statements and met with both management and KPMG LLP, the Company's independent auditors, to discuss those financial statements prior to issuance. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

        The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed the independence of KPMG LLP with that firm. The Audit Committee has determined that the provision of non-audit services rendered by KPMG LLP to the Company is compatible with maintaining the independence of KPMG LLP from the Company. The Audit Committee has also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Based on these reviews and discussions, we recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005.

By the Audit Committee of the Board of Directors Charles J. Philippin Johan Tack Richard T. Warner

EXECUTIVE OFFICERS

        The following persons are the executive officers of the Company:

Name	Age	Position
Marcello Bottoli	43	Chief Executive Officer
Richard H. Wiley	48	Chief Financial Officer, Treasurer and Secretary
Thomas Korbas	53	President—the Americas
Giuseppe Fremder	52	President—Samsonite S.p.A.
Marc Matton	56	Chief Supply Officer
Arne Borrey	42	President—Europe, Middle East and Africa
Shashi S. Dash	61	President, Asia and Pacific Region
L. C. Ross	58	Vice President—Legal, General Counsel and Assistant Secretary
Ramesh Tainwala	45	Chief Operating Officer of Samsonite South East Asia Pvt. Ltd.
Annick Desmecht	37	Chief Marketing Officer
Quentin Mackay	34	Creative Director

        Marcello Bottoli.    Mr. Bottoli was appointed Chief Executive Officer in March 2004. From 2001 to 2002 Mr. Bottoli, was Chairman of the Board and Chief Executive Officer of Louis Vuitton, part of the LVMH group, a luxury consumer products company. From 1991 to 2001 he held various management positions at the Benckiser Group (now Reckitt Benckiser), a global consumer products company. At Benckiser, Mr. Bottoli worked in various positions in Spain, France, the Netherlands and the United Kingdom and became a Management Board member and Executive Vice President of Benckiser as of 1993. He began his career with Procter & Gamble, in France and the U.S., and prior to joining the Benckiser Group, spent two years with The Boston Consulting Group, a diverse global business consulting firm, in the firm's Paris and Milan offices.

        Richard H. Wiley.    Mr. Wiley has been Chief Financial Officer, Treasurer and Secretary of Samsonite since March 1998. From 1995 to 1998, Mr. Wiley was Chief Financial Officer of the Americas division of Samsonite and Assistant Treasurer. Prior to joining Samsonite, from 1994 to 1995 Mr. Wiley was an audit and consulting senior manager with BDO Seidman, an international public accounting firm. From 1982 to 1994, Mr. Wiley was with KPMG LLP, working in the audit and consulting areas.

        Thomas Korbas.    Mr. Korbas was appointed President of the Americas Division of Samsonite in October 2004. Prior to that, since 2000, Mr. Korbas was Vice President/General Manager of U.S. Wholesale. From 1995 to 2000, he served as Vice President/General Manager and Vice President of Sales and Marketing for U.S. Non-Traditional business and Vice President of Operations. From 1994 to 1995, Mr. Korbas was Vice President/General Manager of Legacy Luggage Inc., a division of Samsonite, designing, sourcing, and selling private label luggage. From 1979 to 1994, Mr. Korbas was Sr. Vice President of Operations, Vice President of Sourcing, Director of Manufacturing, and Engineering Manager for American Tourister.

        Giuseppe Fremder.    Mr. Fremder has served as President of Samsonite S.p.A., Samsonite's Italian subsidiary, since October 1997. In addition, Mr. Fremder has served as Managing Director of Samsonite S.p.A. and its predecessor, Samsonite Italy Srl., since it was founded in 1984. In 2004, Mr. Fremder was appointed President of Samsonite's Licensing division, and in 2000 was appointed President of Samsonite black label, the world-wide fashion division of Samsonite.

        Marc Matton.    Mr. Matton was appointed Chief Supply Officer of Samsonite in July 2004. Prior to that, Mr. Matton served as President and Managing Director of Samsonite Europe from November 2000, was Vice President Marketing and Sales at Samsonite Europe N.V. from 1995 to 2000, and additionally, was General Manager Softside Division beginning in 1998. From 1991 until 1995, Mr. Matton served as Sales Director for Samsonite Europe.

        Arne Borrey.    Mr. Borrey was appointed President Europe and Middle East and Africa in July 2004 and is responsible for Samsonite business in these regions. From 2001 to 2004, he was Vice President of Marketing & Sales for Samsonite's Europe region. Mr. Borrey started his career with Samsonite in 1987 as Product Planner and subsequently became Product Manager Softside. From 1990 until 1993 he worked in Spain as Marketing and Sales Manager. In Oudenaarde, Belgium he took up the position of Manager Legacy Division and was named Sales Director Europe in 1995, a position he held until 2001.

        Shashi S. Dash.    Mr. Dash is Samsonite's President for its Asia Pacific region since January 2004. Prior to that, and since 1999, Mr. Dash was Vice President—General Manager for Samsonite's Asia region. From 1996 to 1999, he was Executive Director, Marketing, for Samsonite India Limited. From 1994 to 1996, Mr. Dash was with Real Value Appliances as Director and Board Member, International, based in Hong Kong. Earlier in his career, Mr. Dash was with Blowplast and Aristocrat in India, involved in the building of luggage brands such as "VIP" (as Marketing Director and then President) and "Aristocrat" (as Managing Director) that are today household names in India.

        L.C. Ross.    Mr. Ross was appointed Vice President—Legal, General Counsel and Assistant Secretary of the Company in October 2000. Prior to that, from October 1997 until joining Samsonite, Mr. Ross represented private clients in transactions such as mergers, acquisitions, joint ventures and major contracts. From October 1980 to October 1997, Mr. Ross was Vice President, Secretary and General Counsel of Total Petroleum, Inc., the North American oil refining and marketing affiliate of TOTAL, a major oil company based in Paris, France. Prior to October 1980, Mr. Ross served as Vice President, General Counsel and Secretary of Vickers Petroleum Corporation in Wichita, Kansas. Mr. Ross has practiced corporate law since 1974 and is admitted to practice in the state and federal courts in Colorado.

        Ramesh Tainwala.    Mr. Tainwala has been Chief Operating Officer of Samsonite South East Asia Private Limited since June 2000. Prior to that, Mr. Tainwala was Managing Director from November 1995 through his appointment as Chief Operating Officer. As the head of Samsonite's Indian operations, he is responsible for Samsonite's manufacturing operation in India as well as its marketing and sales in the region of South Asia. His primary responsibility involves establishing the strategic and tactical direction for Samsonite in South Asia.

        Annick Desmecht.    Ms. Desmecht was appointed Chief Marketing Officer in March 2005. From 2001 to 2005, Ms. Desmecht was the Marketing Director for the Beauty Care business of Procter & Gamble Co. in Central & Eastern Europe, Middle-East and Africa. From 1997 to 2000, she was Marketing Manager for the Feminine Care business of Procter & Gamble for Russia and the Ukraine, based in Moscow.

        Quentin Mackay.    Mr. Mackay was appointed Creative Director in February 2005, responsible for the direction and coordination of Samsonite's design strategy. From 2002 to 2005, Mr. Mackay was the chief designer for Tanner Krolle, an English luxury leather brand maker of bags and accessories. From 2000 to 2002, Mr. Mackay was a general accessory designer with Loewe, in Madrid.

        Executive officers of the Company are elected by and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

        Information contained in the following Compensation Committee Report on Executive Compensation and the Performance Graph shall not be deemed "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any of the Company's filings under the Exchange Act, notwithstanding anything to the contrary set forth in any such filing, except to the extent that the Company specifically incorporates it by reference into such filing.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors of the Company reviews and approves the salaries and bonuses of the executive officers of the Company as well as all grants of options to purchase shares of Common Stock and other equity-based compensation awards.

        Objectives.    The Compensation Committee's primary objectives are to retain the best qualified people and to ensure that they are properly motivated to have the Company prosper over the long term. In furtherance of the foregoing, the Compensation Committee, in establishing the components and levels of compensation for its executive officers, seeks (i) to enable the Company to attract and retain highly qualified executives and (ii) to provide financial incentives in the form of cash bonuses and equity compensation in order to align the interests of executive officers more closely with those of the stockholders of the Company and to motivate such executives to increase stockholder value by improving corporate performance and profitability.

        Employment Agreements.    The Company has entered into employment agreements with certain of its executive officers, including each of the named executive officers listed in the Summary Compensation Table on page 19. The Compensation Committee has considered the advisability of using employment agreements and has determined that the use of employment agreements is in the best interest of the Company because it facilitates (consistent with the Compensation Committee's overall objectives) the Company's ability to attract and retain the services of the most highly qualified executive officers. Each such employment agreement separately reflects the terms that the Compensation Committee felt were appropriate and/or necessary to retain the services of the particular executive.

        Components of Executive Compensation.    There are two components of the Company's executive compensation program:

  •
  Cash compensation.

  •
  Equity compensation.

        Cash Compensation.    Cash compensation is comprised of base salary and annual cash incentive bonuses. Since, as noted above, certain of the named executive officers of the Company were party to employment agreements with the Company effective during the past fiscal year, their respective cash compensation levels were subject to the provisions of such employment agreements. The Compensation Committee subjectively arrived at appropriate base salary compensation levels in the process of negotiating such agreements.

        The Company offers each of its executive officers an opportunity to earn additional cash compensation in the form of annual bonuses that are awarded if the Company attains specified performance goals or if the officer satisfactorily completes certain annual projects approved by the Compensation Committee. The Compensation Committee believes that making a significant portion of executive officer compensation subject to the Company attaining specified performance goals or the successful completion of specified projects motivates the executive officers to increase their individual efforts on behalf of the Company. The Compensation Committee also believes that it is appropriate that the Company's executive officers receive lower compensation when the Company does not attain its specified performance goals and higher compensation when the Company attains such goals.

        Annual bonus amounts for the named executive officers were determined pursuant to terms provided in their respective employment agreements and, as noted above, were conditioned on the Company's attainment of specified performance goals and/or the officer's satisfactory completion of certain annual projects approved by the Compensation Committee.

        Equity Compensation.    Equity compensation is comprised of stock options, restricted stock awards, and stock bonus awards. Stock option grants reflect the Compensation Committee's desire to provide a meaningful equity incentive for the executive to have the Company prosper over the long term. The Compensation Committee expects options to continue as a significant component of the executive compensation arrangements of the Company in the future. At January 31, 2005, a total of options to purchase 55,242,713 shares were outstanding under all equity compensation plans, and of such amount options to purchase 54,399,409 shares were held by executive officers of the Company.

        Chief Executive Officer Compensation.    In fiscal 2005, the compensation of Mr. Bottoli was determined pursuant to the Bottoli Agreement described in "Executive Compensation—Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Pursuant to the Bottoli Agreement, Mr. Bottoli is eligible to receive an annual bonus of up to €600,000 based upon the Board's assessment of his performance as measured against previously-established performance targets. For fiscal 2005, the performance measures for Mr. Bottoli and the other executives were based solely on the Company's performance against its business plan for the year. The amounts to be paid are determined after the end of the fiscal year. The financial goals for 2005 were based upon the Company achieving or surpassing certain levels of net outside revenues and EBITDA (earnings before interest, taxes, depreciation and amortization), and in fiscal 2005 the Company exceeded the goals and surpassed the levels attained in the prior year. In light of the Company's performance against these parameters, the Compensation Committee awarded Mr. Bottoli a bonus for 2005 of €600,000, the maximum amount for which he was eligible pursuant to the Bottoli Agreement.

By the Compensation Committee of the Board of Directors Michael M. Lynton Johan Tack Reed N. Wilcox

        The following table sets forth the compensation paid or awarded to Samsonite's CEO and the other four most highly compensated executive officers at the end of the fiscal year (collectively, the "Named Executive Officers") for services rendered in all capacities for the last three fiscal years ending January 31.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name/Principal Position(a)	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options/SARs (#)	All Other Compensation ($)
Marcello Bottoli(b) Chief Executive Officer	2005	$446,609	$784,800		$67,080	(e)	30,000,000	$20,076	(f)
Richard H. Wiley Chief Financial Officer, Treasurer and Secretary	2005 2004 2003	338,222 300,000 300,000	185,438 617,195 203,805	(d)	— — —		6,000,000 — —	20,597 18,458 16,771	(g) (g) (g)
Thomas Korbas President, Samsonite—the Americas	2005 2004 2003	263,502 237,912 223,289	138,105 398,714 126,786	(d)	— — —		3,000,000 — —	16,759 15,231 14,254	(h) (h) (h)
Marc Matton Chief Supply Officer	2005 2004 2003	312,451 266,882 207,728	164,301 286,975 106,980	(d)	— — —		3,000,000 — —	30,945 28,116 23,419	(i) (i) (i)
Giuseppe Fremder President, Samsonite S.p.A.	2005 2004 2003	264,684 240,545 200,312	107,859 160,923 39,119	(d)	39,748 — 28,703	(j) (j)	3,000,000 — —	35,650 31,457 25,406	(k) (k) (k)
Luc Van Nevel(c) Former President, Director and Chief Executive Officer	2005 2004 2003	204,052 599,359 535,989	— 1,011,745 713,370	(d)	— — —		— — —	1,432,704 126,437 72,229	(l) (l) (l)

(a)
Some or all of the compensation of certain executives may have been paid in euros during fiscal 2005, 2004 and 2003. Amounts, to the extent originally denominated in euros, have been translated to U.S. dollars at rates of 1.250, 1.136 and 0.946 U.S. dollars to the euro for the years ended January 31, 2005, 2004 and 2003, respectively.

(b)
Mr. Bottoli's employment with Samsonite began in March 2004.

(c)
Mr. Van Nevel's employment was terminated by mutual agreement between Mr. Van Nevel and Samsonite as of April 15, 2004.

(d)
Includes a non-recurring bonus amount awarded in connection with the Company's fiscal 2003 performance and the July 31, 2003 recapitalization of the Company.

(e)
Includes $18,213 for housing allowance, $24,369 of reimbursed legal expenses in connection with compensation agreements, and $17,250 for automobile lease payments.

(f)
Includes amounts paid out to Mr. Bottoli under the Bottoli Agreement as if he were a participant in our 401(k) plan ($6,500) and the Samsonite Employee Retirement Income Plan and the Supplementary Executive Retirement Plan ($14,576), and $6,413 for medical insurance premiums.

(g)
For 2005 includes $14,447 for life and medical insurance premiums and $6,150 paid to Mr. Wiley's account in our 401(k) plan. For 2004 includes $12,458 for life and medical insurance premiums and $6,000 paid to his account in our 401(k) plan. For 2003 includes $11,271 for life and medical insurance premiums and $5,500 paid to his account in our 401(k) plan.

(h)
For 2005 includes $10,609 for life and medical insurance premiums and $6,150 paid to Mr. Korbas' account in our 401(k) plan. For 2004 includes $9,213 for life and medical insurance premiums and $6,018 paid to his account in our 401(k) plan. For 2003 includes $8,236 for life and medical insurance premiums and $6,018 paid to his account in our 401(k) plan.

(i)
Mr. Matton participates in an employee benefit arrangement available to employees of the Company located in Belgium, which combines retirement and life insurance benefits based on salary (the "Belgian Pension Plan"). Amount is contributed by the Company on behalf of such employees in order to purchase insurance contracts that contain both a life insurance and retirement pension provision.

(j)
For 2005, includes $22,800 for automobile lease payments and $16,948 for automobile operating expenses. For 2003, includes $17,255 for automobile lease payments and $11,448 for automobile operating expenses.

(k)
For 2005 includes $18,441 for life and medical insurance premiums and $17,209 in premiums for pension insurance for Mr. Fremder. For 2004 includes $16,228 for life and medical insurance premiums and $15,228 in premiums for pension insurance for Mr. Fremder. For 2003 includes $13,094 for life and medical insurance premiums and $12,312 in premiums for pension insurance for Mr. Fremder.

(l)
Contributions to Belgian Pension Plan on behalf of Mr. Van Nevel, and for 2005 only, severance payments of $1,374,463 pursuant to the "Van Nevel Separation Agreement" and the "Samsonite Europe/Van Nevel Release" described below under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements—Luc Van Nevel."

        The following table presents information concerning individual grants of options to purchase Common Stock of the Company made during the fiscal year ended January 31, 2005 to each of the Named Executive Officers.

Option/SAR Grants in Last Fiscal Year

		Percent of Total Options/SARs Granted to Employees in Fiscal Year
	Number of Securities Underlying Options/SARs Granted (#)								Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
				Exercise or Base Price ($/Sh.)
Name							Expiration Date
									0% ($)		5% ($)	10% ($)
Marcello Bottoli(a)	15,000,000 15,000,000	27.8 27.8	% %	$ $	.70 ..35	(2) (2)(3)	6/15/2014 6/15/2014		$	— 3,900,000	$4,404,386 9,654,386	$13,232,744 18,482,744
Richard H. Wiley	6,000,000	11.1%		$	..525	(4)(5)	10/15/2014	(4)		1,350,000	4,180,026	8,521,841
Thomas Korbas	3,000,000	5.6%		$	..525	(4)(5)	10/15/2014	(4)		675,000	2,090,013	4,260,921
Marc Matton	3,000,000	5.6%		$	..525	(5)(6)	10/15/2014			675,000	2,090,013	4,260,921
Giuseppe Fremder	3,000,000	5.6%		$	..525	(5)(6)	10/15/2014			675,000	2,090,013	4,260,921
Luc Van Nevel	—	—			—		—			—	—	—

(a)
Options granted to Stonebridge Development Limited, a corporation formed by a trust established by Mr. Bottoli, for the benefit of himself and his family.

(1)
Calculated based on assumed annual increases of market price from closing price of common stock on date of grant to the end of the option term, compounded annually. Assumed rates of stock price appreciation are for illustrative purposes only and do not reflect actual or forecasted rates of stock price appreciation.

(2)
Options vest as described below under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements—Stonebridge Stock Option Agreement."

(3)
Option amended on March 17, 2005 to increase exercise price to $.665 per share. As amended, Potential Realized Value is 0%: $—; 5%: $6,273,224; 10%: $15,897,581. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements—Stonebridge Stock Option Agreement."

(4)
Option cancelled and reissued on March 17, 2005, at an exercise price of $.665 per share, expiring March 17, 2015. As reissued, Potential Realized Value for Mr. Wiley's option is 0%: $—; 5%: $2,509,290; 10%: $6,359,032, and for Mr. Korbas' is 0%: $—; 5%: $1,254,645; 10%: $3,179,516. See "Proposal 2. Approval of Amendments to Our 1999 Stock Option and Incentive Award Plan—Reasons for the Amendments."

(5)
Each option grant is divided equally into Tier One options and Tier Two options, with each tier vesting subject to continued employment. Tier One: 20% are exercisable on the grant date, with an additional 20% vesting on each anniversary of the grant date thereafter until all Tier One options are vested. Tier Two: 25% shall become exercisable on the second anniversary of the grant date, with an additional 25% vesting on each anniversary of the grant date thereafter until all Tier Two options are vested.

(6)
Option cancelled and reissued on March 17, 2005, at an exercise price of $.525 per share, expiring March 17, 2015

        The following table discloses, for the CEO and the Named Executive Officers, information regarding stock options that were held at January 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

			Number of Securities Underlying Options/SARs at Fiscal Year-End (#)		Value of Unexercised in-the-money Options/SARs at Fiscal Year End ($)
	Shares Acquired On Exercise(#)
Name		Value Realized $
			Exercisable	Exercisable	Unexercisable	Unexercisable(a)
Marcello Bottoli	—	—	0	30,000,000	—	$6,750,000
Richard H. Wiley	—	—	87,011	6,080,750	—	1,350,000
Thomas Korbas	—	—	37,167	3,002,200	—	675,000
Marc Matton	—	—	42,157	3,053,300	—	675,000
Giuseppe Fremder	—	—	35,995	3,001,200	—	675,000
Luc Van Nevel	—	—	0	0	—	—

(a)
Total value of options based on fair market value of Common Stock of $0.75 as of January 31, 2005.

Pension Plan Table

        The U.S. executives are participants in the Samsonite Employee Retirement Income Plan (the "Samsonite Pension Plan") and certain of the executives participate in the Supplementary Executive Retirement Plan (the "SERP"). The Samsonite Pension Plan is a qualified defined benefit plan which provides benefits to the participants retiring at normal retirement age calculated based on years of service and average compensation (as defined by the pension plan), net of offsets for Social Security benefits. The SERP, which is a nonqualified unfunded plan, was adopted on December 1, 1995 and provides to eligible executives retirement benefits on compensation and benefits in excess of Internal Revenue Code maximums for qualified plans.

        The following table shows the estimated hypothetical annual benefits payable pursuant to the Samsonite Pension Plan and the SERP to persons retiring at their normal retirement age in specified eligible compensation and years of service classifications.

	Years of Service
Remuneration
	15	20	25	30	35
$125,000	23,014	30,685	38,357	46,028	54,267
150,000	28,639	38,185	47,732	57,278	67,392
175,000	34,264	45,685	57,107	68,528	80,517
200,000	39,889	53,185	66,482	79,779	93,642
225,000	45,514	60,685	75,857	91,028	106,767
250,000	51,139	68,185	85,232	102,278	199,892
300,000	62,389	83,185	103,982	124,778	146,142
400,000	73,639	98,185	122,732	147,278	172,392
450,000	73,639	98,185	122,732	147,278	172,392
500,000	73,639	98,185	122,732	147,278	172,392
550,000	73,639	98,185	122,732	147,278	172,392
600,000	73,639	98,185	122,732	147,278	172,392

        Compensation covered by the above Plans is total cash compensation paid, including any amount contributed under a Section 401(k) plan. The benefits shown above are payable on a life annuity basis and are calculated prior to the application of any offset amounts.

        Mr. Wiley has accrued nine years of service credit under the Samsonite Pension Plan and the SERP.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Marcello Bottoli.    The Company entered into an Employment Agreement with Mr. Bottoli, effective as of March 3, 2004, and amended and restated as of May 11, 2005 (the "Bottoli Agreement"). The Bottoli Agreement will continue for an indefinite period, provided that the agreement shall terminate immediately upon either Mr. Bottoli's death or disability or upon the Board's good faith determination that Mr. Bottoli should be terminated for Cause (as defined in the Bottoli Agreement), and the agreement shall terminate upon 45 days prior written notice of either Mr. Bottoli's resignation or the Board's good faith determination that Mr. Bottoli should be terminated without Cause. Under the Bottoli Agreement, Mr. Bottoli is obligated to devote full time to the affairs of the Company and its subsidiaries, except that he may spend up to seven days per year on activities related to service on the board of directors of Ratti S.p.A., an Italian company. The Bottoli Agreement provides for an annual base salary of €300,000, which shall be subject to annual review by the Board. His current annual base salary is €300,000. Mr. Bottoli is also eligible to receive an annual bonus of up to €600,000 based on the Board's assessment of Mr. Bottoli's performance as measured against performance targets to be agreed upon between the Board and Mr. Bottoli on an annual basis.

Mr. Bottoli does not participate in the Samsonite Pension Plan, the SERP or the Samsonite 401(k) savings plan. However, the Bottoli Agreement provides that Mr. Bottoli will receive each year an amount equal to the sum of: (i) the amount he would otherwise accrue if he did participate in the Samsonite Pension Plan and the SERP (provided that for the purposes of such calculation no compensation maximum limits will apply and he will be deemed to have a base salary equal to his then current salary plus €100,000); plus (ii) in lieu of 401(k) plan participation, $6,500 for 2004, $7,000 for 2005, $7,500 for 2006, and $7,500 indexed for inflation for years after 2006. Mr. Bottoli may be obligated to repay to the Company a percentage of the payments described in the prior sentence if prior to March 3, 2009 his employment terminates other than in connection with the bankruptcy of the Company. In such event, Mr. Bottoli would be required to repay 80% of such amount if his employment terminates on or after March 3, 2005, with the repayment percentage declining 20% per year, to 0% if his employment terminates on or after March 3, 2009.

        The Bottoli Agreement contains a provision stating that after the termination of the Samsonite Corporate Therapeutics (which expire in July 2005), it is the parties' intent that the Company nominate Mr. Bottoli to Samsonite's board of directors at all regular elections of directors occurring during his employment. The Stockholders Agreement contains a similar provision requiring the parties thereto to take action to cause the Company's CEO to be elected to the board of directors, subject to any then applicable requirements of any securities exchange or regulatory authority. The Bottoli Agreement provides that upon Mr. Bottoli's termination by the Company without Cause (other than as a result of his disability), the Company is required to pay Mr. Bottoli severance compensation in an amount equal to 24 months of his base salary and 18 months of his bonus, in each case calculated as the average of Mr. Bottoli's base salary and bonus during the previous three-year period. In the event of any termination, the Company is obligated to pay Mr. Bottoli (or his estate, as applicable) any bonus amounts to which Mr. Bottoli is entitled. The Bottoli Agreement provides that during Mr. Bottoli's employment with the Company and for a period of one year thereafter (the "Non-compete Period"), he shall not engage in any business activity that is in competition with any of the businesses engaged in by the Company or its subsidiaries or in which the Company or its subsidiaries have made preparations to engage, in any of the geographic areas in which the Company or its subsidiaries has conducted business during the one year preceding or the one year following the termination of employment. In addition, during the Non-compete Period, Mr. Bottoli shall not in any way interfere with the relationship between the Company or its subsidiaries and any employee or material customer, supplier or other business relation, or hire any person known to him to have been an employee of the Company or its subsidiaries during the twelve months prior to termination. Unless Mr. Bottoli's employment is terminated for Cause, the Company is obligated to pay Mr. Bottoli a non-compete payment, in addition to any other termination payments, which will cease on the earlier of the Company's written election to Mr. Bottoli terminating his non-compete obligations, Mr. Bottoli's acceptance of alternative employment with compensation equal or greater than his prior year's base salary (which does not violate his non-compete obligations), or the end of the Non-compete Period. If Mr. Bottoli is terminated without Cause, the non-compete payment, to be paid monthly, shall be equal to a pro rata portion of his annual salary, calculated as the average of his salary during the previous three-year period. If Mr. Bottoli resigns (with or without Good Reason, as defined in the Bottoli Agreement), the non-compete payment, paid monthly, shall be equal to a pro rata portion of his annual salary, calculated as the average of his salary during the previous three-year period, plus (provided that Mr. Bottoli still owns any shares of Preferred Stock or Common Stock) the greater of his average bonus during the previous 3 year period or 50% of his allocated bonus.

        On May 11, 2005, Samsonite Europe N.V. and Mr. Bottoli executed a Management Agreement (the "Management Agreement"), and in connection therewith, on May 12, 2005 Mr. Bottoli and the Company executed a letter of understanding regarding the Management Agreement (the "Letter of Understanding"). Under the Management Agreement, Mr. Bottoli serves as managing director of Samsonite Europe, in charge of the day-to-day management of Samsonite Europe and its subsidiaries, in exchange for an annual management fee of €100,000. In June 2004, the Company paid Mr. Bottoli a sign-on bonus of €33,333, which was an advance against the management fee. The Management Agreement provides that Samsonite Europe will provide an automobile for Mr. Bottoli's business use with aggregate annual expenses not to exceed €25,000, and during such time as his place of work is Oudenaarde, Belgium, Samsonite Europe will (i) rent an apartment for his use with annual expenses not to exceed €25,000; and (ii) reimburse him for professional travel to and from Oudenaarde in an aggregate amount not to exceed €25,000 annually. The Management Agreement provides for group medical insurance and for the participation of Mr. Bottoli in all Samsonite Europe benefit programs for which directors of Samsonite Europe are generally eligible. While the Management Agreement provides that such agreement may be terminated by Samsonite Europe or Mr. Bottoli upon 45 days prior written notice to the other party, the Letter of Understanding provides that, notwithstanding the terms of the Management Agreement, the Company shall cause Samsonite Europe not to terminate the Management Agreement unless and until the Bottoli Agreement is terminated. The Letter of Understanding further provides that if the Bottoli Agreement is terminated, the Management Agreement shall be terminated at the same time, provided that, notwithstanding such termination, the Company is required to continue to pay Mr. Bottoli the management fee on a monthly basis, until the earlier of the Company's written election to Mr. Bottoli terminating his non-compete obligations, Mr. Bottoli's acceptance of alternative employment with compensation equal to or greater than his prior year's base salary (which does not violate his non-compete obligations), or the end of the Non-compete Period (as set forth in the Bottoli Agreement). The Management Agreement is effective as of June 25, 2004. In connection with entering into the Management Agreement, Mr. Bottoli and Samsonite Europe terminated, as of the date it was originally entered into, a Consulting Agreement dated as of March 3, 2004 (and a letter agreement of similar effect to the Letter of Understanding) pursuant to which he was to provide consulting services to Samsonite Europe.

  Stonebridge Stock Option Agreement

        Stonebridge Development Limited is a British Virgin Islands corporation formed by a trust establish by Marcello Bottoli, Chief Executive Officer of the Company, for the benefit of himself and his family. The Stock Option Agreement with Stonebridge dated April 19, 2004 (the "Stonebridge Option Agreement") granted options (the "Stonebridge Option") in two tiers: Tier One—15,000,000 shares with an exercise price of $.35 per share ("Tier One Options"); and Tier Two—15,000,000 shares with an exercise price of $.70 per share ("Tier Two Options"). On March 17, 2005, the Compensation Committee adopted and approved an amendment to the Stonebridge Option Agreement to adjust the exercise price such that the new exercise price for Tier One options is $0.665 per share and for Tier Two Options is $0.70 per share. We refer to the Stonebridge entity as the "Grantee."

        The Stonebridge Option provides the Grantee with the opportunity to purchase an aggregate of 30,000,000 shares of our Common Stock. The Stonebridge Option has a ten-year term (subject to earlier termination), is non-transferable, and may be exercised only by the Grantee. The number of shares subject to the Stonebridge Option and the exercise price for the shares are subject to equitable adjustment as provided in our 1999 Plan; provided, that if we issue common equity at a price below $0.52 per share and our prior year's EBITDA (earnings before interest, taxes, depreciation and amortization) exceeded the performance model as agreed to between us and Mr. Bottoli, the Stonebridge Option will be adjusted to compensate for the dilution. The Stonebridge Option will vest with respect to 20% of each of the Tier One Options and the Tier Two Options on each of the first five anniversaries of Mr. Bottoli's date of employment, subject to a 1% increase in our consolidated revenues from: (i) fiscal year 2004 to fiscal year 2005; (ii) fiscal year 2005 to fiscal year 2006; or (iii) fiscal year 2006 to fiscal year 2007. Upon a "change in control" (as defined in the Stonebridge Option), all unvested portions of the Stonebridge Option will become immediately vested.

        The shares that may be issued pursuant to the exercise of the Stonebridge Option are to be subject to the terms of the Chief Executive Officer Stockholders Agreement, dated as of March 2, 2004. The shares to be subject to the Stonebridge Option are not currently registered, and the Stonebridge Option contains provisions relating to the Grantee's rights, under certain circumstances, to require us to register, under the Securities Act of 1933, as amended (the "Securities Act"), those shares of our Common Stock that are purchased pursuant to the exercise of the Stonebridge Option.

        If Mr. Bottoli resigns from his position as CEO for "good reason" (as defined in the Stonebridge Option), the unvested portion of the Stonebridge Option will be cancelled; provided, however, that if, in the fiscal year immediately preceding his resignation we achieve EBITDA that exceeded the performance model as agreed to between us and Mr. Bottoli, then any unvested portion of the Stonebridge Option shall become fully vested. If Mr. Bottoli's employment with us is terminated for "cause" (as defined in the Stonebridge Option), the Stonebridge Option will automatically terminate and be cancelled in its entirety. If Mr. Bottoli's employment is terminated by the Company for any reason other than for cause, the vested portion of the Stonebridge Option will remain exercisable for 90 days following the date of termination (or until the expiration of the 10-year term, if sooner). If within one year following a change in control, Mr. Bottoli's employment with us is terminated in a "change in control termination" (as defined in the Stonebridge Option), the Stonebridge Option will remain exercisable for 90 days following the date of termination (or until the expiration of the 10-year option term, if sooner). If Mr. Bottoli's employment with us is terminated other than (i) by his resignation for good reason or (ii) his termination other than for cause, and Mr. Bottoli dies or suffers from a permanent disability within 90 days after termination, then the post-termination exercise period will be extended to one year from the date of disability or death (or until the expiration of the 10-year term, if sooner).

        If Mr. Bottoli is no longer employed as our CEO for any reason, we have the right to repurchase the Stonebridge Option Mr. Bottoli acquired through the exercise of the Stonebridge Option, as follows: (i) for the 30-day period following the date of termination, the Grantee may exercise any vested portion of the Stonebridge Option on a cashless basis to the extent that the "fair market value" (as defined in the Stonebridge Option) of our Common Stock is greater than the exercise price of such vested portion; (ii) if the Grantee does not exercise the Stonebridge Option as described in clause (i) and in the event that Mr. Bottoli has been terminated without cause or because of his death or disability, or if Mr. Bottoli has resigned for good reason, the then-outstanding Stonebridge Option may be acquired by us at fair market value; and (iii) in all other circumstances of Mr. Bottoli's termination, the then-outstanding Stonebridge Option automatically terminates on the thirty-first day following the termination date.

        The Stonebridge Option contains a provision that allows the Grantee, after the completion of certain types of underwritten public offerings for our common stock, to receive cash, rather than common stock, upon exercise of some or all of the Options. The election to receive cash in lieu of common stock is available to the Grantee after an underwritten public offering: (i) at an offering price not less than 225% of the then conversion price of our 2003 Convertible Preferred Stock; (ii) with net proceeds to us or selling stockholders of at least $100 million; and (iii) that would result in either a sale of at least 17.5% of the common stock (treating the preferred stock as converted to common) or an issuance of newly issued shares of common stock that, together with sales of stock by selling stockholders, would have the effect of reducing the voting power of the Equity Sponsors by at least 17.5%. The amount of cash received by the Grantee upon such an election would be equal to the difference between the fair market value of the option shares and the aggregate exercise price of such option shares.

  Stonebridge Deferred Compensation Award.

        On March 17, 2005, the Compensation Committee granted to Stonebridge a deferred compensation award (the "Deferred Compensation Award") in the amount of $4,725,000 (the "Award Amount") to compensate the Grantee for the loss of value represented by adjusting the exercise price of the Tier One Option to an exercise price equal to or greater than fair market value.

  (i)
  Adjustment.    Under certain circumstances, the Award Amount is subject to downward adjustment. If on the date of vesting of any portion of the Deferred Compensation Award the per share fair market value of the Common Stock is less than $.665, the Award Amount shall be adjusted so as to be equal to the product of (A) the excess, if any, of the per share fair market value of the Common Stock on such vesting date over $0.35 (the exercise price of Tier One Options prior to amendment) multiplied by (B) 15,000,000. Any amount calculated in accordance with the preceding shall then be multiplied by the percentage of the Deferred Compensation Award vested as of such vesting date.

  (ii)
  Vesting.

          A.    Subject to paragraph (B) below, the Deferred Compensation Award shall vest in full on the earlier to occur of (i) a "Change of Control" (as defined in the Stonebridge Option Agreement), (ii) March 2, 2014 and (iii) Mr. Bottoli's resignation from his position as chief executive officer of the Company pursuant to the first sentence of Section 8 of the Stonebridge Option Agreement, in each case, provided Mr. Bottoli is employed by the Company or one of its subsidiaries as of such event or date (each such date or event, a "Vesting Event").

          B.    In the event that prior to the occurrence of a Vesting Event Mr. Bottoli is no longer employed by the Company or any of its subsidiaries as a result of (i) Mr. Bottoli's death or permanent disability, (ii) Mr. Bottoli's termination without cause or (iii) Mr. Bottoli's resignation with good reason, all or a portion of the Deferred Compensation Award shall become vested as of the effective date of such a termination of employment, according to the following schedule:

Termination on or after March 3, 2005 and prior to March 3, 2006	20%
Termination on or after March 3, 2006 and prior to March 3, 2007	40%
Termination on or after March 3, 2007 and prior to March 3, 2008	60%
Termination on or after March 3, 2008 and prior to March 3, 2009	80%
Termination on or after March 3, 2009	100%

        The Deferred Compensation Award may be paid in cash or in common stock or in a combination of both at the discretion of the Company; provided, however, that any payment shall include an amount of cash at least equal to the amount necessary to satisfy all income and employment tax obligations incurred by the grantee with respect to such payment. If paid in common stock, such common stock will be subject to the Chief Executive Officer Stockholders Agreement, effective March 2, 2004, between the Company and Stonebridge et. al., as amended.

        Richard H. Wiley.    The Company entered into an employment agreement with Mr. Wiley effective as of February 1, 2001 (the "Wiley Agreement") for successive one-year periods ending on January 31, 2002 and for each year thereafter; provided that the term shall end on the last day of a contract year if the Company gives Mr. Wiley written notice of its intention not to extend the agreement not less than six months from the end of a contract year. The Wiley Agreement provides for an annual base salary of $300,000. The Wiley Agreement provides that the Board may increase the base salary payable to Mr. Wiley, and his current salary is $345,000. Mr. Wiley is also entitled to receive an incentive bonus of up to 75% of annual base salary if the Company attains certain annual performance goals and Mr. Wiley completes certain annual projects prescribed by the Board. The Wiley Agreement provides for participation of Mr. Wiley in all Company pension, welfare, savings, and other benefit and insurance plans on the same basis as other executive officers of the Company in the United States. The Wiley Agreement provides that if the Company terminates Mr. Wiley's employment without Cause, or if Mr. Wiley terminates his employment for Good Reason (each as defined in the Wiley Agreement), then (1) the Company will be required to pay Mr. Wiley a sum equal to eighteen months of base salary; provided that in the event the Company has provided a timely notice of non-renewal, the amount of base salary paid between the date of the notice and the date of termination will be subtracted from the eighteen months of base salary and (2) until Mr. Wiley becomes eligible for coverage under another employer's benefit plans, the Company will allow Mr. Wiley to continue to participate, for the number of months remaining in the term of the Wiley Agreement, in all Company health and welfare benefit plans, provided such participation is permissible under the general terms and provisions of those plans. Mr. Wiley is eligible to receive the incentive bonus for any contract year only if he is employed through the end of the year. The Wiley Agreement provides that during Mr. Wiley's employment with the Company and for a period of one year thereafter, Mr. Wiley will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity which is competitive with any of the businesses then engaged in by the Company in any of the geographic areas in which such businesses have been conducted by the Company during the last twelve months of his employment.

        On November 12, 1999, pursuant to the 1995 Plan, Mr. Wiley was awarded options to purchase 105,000 shares of Common Stock at a price of $6.00 per share, the market value at the date of grant. The options have a ten-year term. Subject to meeting certain performance targets measured by the Company's Adjusted EBITDA (as defined by the option agreement) for the fiscal year ended on the January 31 immediately preceding each vesting date, 25% of the options vest and become exercisable on April 30, 2000 and an additional 25% become exercisable on each April 30, 2001, 2002 and 2003. Since the Company met this performance target for the fiscal year ended January 31, 2000, 26,250 options to purchase shares of our Common Stock vested and are currently exercisable. The remaining 78,750 options to purchase shares of our Common Stock have not vested and are not currently exercisable because the Company failed to meet the performance target each year following the fiscal year ended January 31, 2000. Options that do not vest on a vesting date because the Company did not meet its performance target may vest on the next vesting date if the Company meets its performance target for the next succeeding year. Notwithstanding these vesting provisions, the Company is deemed to have attained the performance targets for each year after a Change of Control Event (as defined by the option agreement) occurs. Notwithstanding these vesting provisions, all options will vest on the ninth anniversary of the date of the grant if Mr. Wiley remains continuously employed by the Company through that date.

        Thomas Korbas.    Samsonite entered into a severance letter agreement with Mr. Korbas dated January 21, 2005 (the "Korbas Agreement"). The Korbas Agreement provides that in the event Samsonite elects to terminate Mr. Korbas' employment other than for cause, it will provide him with a six-month notice period during which Mr. Korbas agrees to provide such services as are reasonably requested by Samsonite, and Samsonite agrees to maintain his employment, salary and benefits. Following such notice period and Mr. Korbas' waiver and release of any claims against the Company, the Company agrees to pay Mr. Korbas a lump sum severance payment in an amount equal to twelve months of his then current base salary, but not less than $279,000, his salary on the date of execution of the Korbas Agreement.

        Marc Matton.    Samsonite Europe entered in an Employment Agreement with Mr. Matton, effective as of October 1, 2000 (the "Matton Agreement"). Under the Matton Agreement, Mr. Matton is obligated to devote full time to the performance of services for Samsonite Europe. The Matton Agreement provides for an annual base salary of €200,000. The Matton Agreement provides that the

Board of Samsonite Europe may increase the base salary payable to Mr. Matton. Mr. Matton is also entitled to receive an annual incentive bonus in an amount up to 75% of annual base salary if Samsonite Europe attains certain annual performance goals and Mr. Matton completes certain annual projects prescribed by the Board of Samsonite Europe. The Matton Agreement provides for participation of Mr. Matton in Samsonite Europe's pension plan in Belgium and other benefit arrangements, including Medical Care; the Car Policy; Stock Option Agreements and Travel Insurance Policies. The Matton Agreement provides that if Samsonite Europe terminates Mr. Matton's employment without Cause, or if Mr. Matton terminates his employment for Good Reason (each as defined in the Matton Agreement), then Samsonite Europe will be required to pay Mr. Matton the amount of indemnity due under the "Claeys-formule" used by Belgian Labour Courts, for which purpose Mr. Matton's seniority will be counted from his first working day at the Company, June 1, 1974. The Matton Agreement provides that during Mr. Matton's employment with Samsonite Europe and for a period of one year thereafter (unless such employment is terminated by Samsonite Europe without Cause or by Mr. Matton with Good Reason), Mr. Matton will not, directly or indirectly, without the prior written consent of Samsonite Europe, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity which is competitive with any of the businesses then engaged in by Samsonite Europe on any of the geographic areas in which such businesses have been conducted by Samsonite Europe during the last twelve months of his employment. The Matton Agreement expires on February 12, 2009.

        On November 12, 1999, pursuant to the 1995 Plan, Mr. Matton was awarded options to purchase 70,000 shares of Common Stock at a price of $6.00 per share, the market value at the date of grant. The options have a ten-year term. Subject to meeting certain performance targets measured by the Company's Adjusted EBITDA (as defined by the option agreement) for the fiscal year ended on the January 31 immediately preceding each vesting date, 25% of the options vest and become exercisable on April 30, 2000 and an additional 25% become exercisable on each April 30, 2001, 2002 and 2003. Since the Company met this performance target for the fiscal year ended January 31, 2000, 17,500 options to purchase shares of our Common Stock vested and are currently exercisable. The remaining 52,500 options to purchase shares of our Common Stock have not vested and are not currently exercisable because the Company failed to meet the performance target each year following the fiscal year ended January 31, 2000. Options that do not vest on a vesting date because the Company did not meet its performance target may vest on the next vesting date if the Company meets its performance target for the next succeeding year. Notwithstanding these vesting provisions, the Company is deemed to have attained the performance targets for each year after a Change of Control Event (as defined by the option agreement) occurs. Notwithstanding these vesting provisions, all options will vest on the ninth anniversary of the date of the grant if Mr. Matton remains continuously employed by the Company through that date.

        Giuseppe Fremder.    Samsonite entered into a Consulting Agreement with Giuseppe Fremder dated April 1, 1995 (the "Fremder Agreement"), under which Mr. Fremder agreed to serve as managing director of Samsonite's Italian subsidiary, Samsonite S.p.A. (then, Samsonite Italia S.R.L.), which we refer to as "Samsonite Italy." The Fremder Agreement provides that if Mr. Fremder's employment is terminated other than for cause, he shall be paid an amount equal to two and one-half (2.5) times his total annual remuneration of the previous calendar year, exclusive of expenses, bonuses or other benefits. Mr. Fremder's current annual salary under the Fremder Agreement is €234,500 ($293,125 using Samsonite's 2005 average exchange factor of 1.25 dollars to the euro). The Fremder Agreement provides that during the term of the agreement and for a period of two years thereafter, Mr. Fremder will not: (i) interfere with Samsonite Italy's customer relationships in Italy; (ii) employ or attempt to employ the then employees of Samsonite Italy on behalf of a competing entity in Italy; or (iii) engage in the manufacturing or marketing of any product which Samsonite Italy manufactured or marketed at the time the Fremder Agreement is terminated, or any similar product in Italy.

  Stock Options—Acceleration of Vesting Upon a Change of Control.

        In addition to the stock options described above in connection with the discussions of agreements for certain of the Named Executive Officers, the following table lists outstanding stock options held by certain Named Executive Officers that are not yet fully vested and which upon the occurrence of a change of control would become fully vested:

Option Holder	Option Grant Date	No. of Shares	Exercise Price
Richard H. Wiley	3/17/2005	6,000,000	$.665
Thomas Korbas	3/17/2005	3,000,000	$.665
Marc Matton	3/17/2005	3,000,000	$.525
Giuseppe Fremder	3/17/2005	3,000,000	$.525

        Each option grant is divided equally into Tier One options and Tier Two options, with each tier vesting subject to continued employment. Tier One: 20% are exercisable on the grant date, with an additional 20% vesting on each anniversary of the grant date thereafter until all Tier One options are vested. Tier Two: 25% shall become exercisable on the second anniversary of the grant date, with an additional 25% vesting on each anniversary of the grant date thereafter until all Tier Two options are vested. Upon a change of control, all unvested options will automatically vest. A change of control is defined to mean the occurrence of any of the following events with respect to a person or group (other than the Equity Sponsors): (i) acquisition of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company; or (ii) there is consummated an agreement for the sale or disposition of the Company or of all or substantially all of its assets, including, without limitation, a disposition by means of a merger, consolidation or similar transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election by the board was approved by a vote of a majority of the Company's directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board then in office.

  Wiley and Korbas Deferred Compensation Awards.

        On March 17, 2005, the Compensation Committee granted to Richard H. Wiley and Thomas Korbas deferred compensation awards (the "Deferred Compensation Awards") in the amount of $840,000 and $420,000 respectively (for each, the "Award Amount"). The Deferred Compensation Awards were granted to compensate them for the loss of value represented by the cancellation of stock options with exercise prices below fair market value on the date of grant and the replacement of such discounted options with options having an exercise price equal to fair market value on the date of grant.

  (i)
  Adjustment.    The Award Amount is subject to downward adjustment if the market price of the Common Stock on the vesting date of the Deferred Compensation Award is less than $.665, the fair market value of the Common Stock on March 17, 2005, as follows: If, on the date of vesting of any portion of the Deferred Compensation Award, the per share fair market value of the Common Stock is less than $.665, the Award Amount shall be adjusted so as to be equal to the product of (i) the excess, if any, of the per share fair market value of the Common Stock on such vesting date over $0.525, multiplied by (ii) the number of shares of Stock subject to the option as of the vesting date, which amount shall then be multiplied by the percentage of the Deferred Compensation Award vested as of such vesting date.

  (ii)
  Vesting.

          A.    Subject to paragraph (B) below, the Deferred Compensation Award shall vest in full on the earlier to occur of (i) a "Change of Control" (as defined in the Executive Stock Option

  Agreement) and (ii) September 25, 2013, in each case, provided the grantee is employed by the Company or one of its subsidiaries as of such event or date (each such date or event, a "Vesting Event").

          B.    In the event that, prior to the occurrence of a Vesting Event, a grantee is no longer employed by the Company or any of its subsidiaries as a result of (i) grantee's death or permanent disability; or (ii) grantee's termination without cause, all or a portion of the Deferred Compensation Award shall become vested as of the effective date of such a termination of employment, according to the following schedule:

Tier One Award
Termination prior to March 17, 2006	20%
Termination on or after March 17, 2006 and prior to March 17, 2007	40%
Termination on or after March 17, 2007 and prior to March 17, 2008	60%
Termination on or after March 17, 2008 and prior to March 17, 2009	80%
Termination on or after March 17, 2009	100%
Tier Two Award
Termination prior to March 17, 2007	0%
Termination on or after March 17, 2007 but prior to March 17, 2008	25%
Termination on or after March 17, 2008 but prior to March 17, 2009	50%
Termination on or after March 17, 2009 but prior to March 17, 2010	75%
Termination on or after March 17, 2010	100%

The Deferred Compensation Award may be paid in cash or in common stock or in a combination of both at the discretion of the Company; provided, however, that any payment shall include an amount of cash at least equal to the amount necessary to satisfy all income and employment tax obligations incurred by the grantee with respect to such payment. If paid in common stock, such common stock will be subject to the Executive Stockholders Agreement, effective September 25, 2003, between the Company, Wiley and Korbas et. al., as amended.

        Luc Van Nevel.    The Company and Mr. Van Nevel entered into a Separation Agreement and General Release, dated as of March 3, 2004 (the "Van Nevel Separation Agreement"), under which any existing employment agreements between Mr. Van Nevel and the Company or its subsidiaries, including the Executive Management Agreement between the Company and Mr. Van Nevel, effective as of February 1, 2002 (the "Management Agreement"), terminated and Mr. Van Nevel ceased to be employed by the Company as of April 15, 2004 (the "Termination Date"). Mr. Van Nevel provided advisory services to the Company and its subsidiaries through June 30, 2004. In addition, Mr. Van Nevel resigned from all boards of directors and offices of the Company's subsidiaries. Pursuant to the Van Nevel Separation Agreement, the Company paid Mr. Van Nevel an amount equal to $500,000 in satisfaction of the severance obligations under the Management Agreement, and $311,745 representing an agreed upon bonus for the Company's fiscal year 2004. In addition, the Company paid the following: (1) compensation of $20,000 per month to Mr. Van Nevel for advisory services to the Company from April 15, 2004 though June 30, 2004; (2) fees of €14,870 per month to Mr. Van Nevel for advisory services to Samsonite Europe from April 15, 2004 through June 30, 2004; (3) fees of €7,956 per month to Mr. Van Nevel for advisory services to Samsonite S.p.A. from April 15, 2004 through June 30, 2004; (4) contributions of €9,275 per month for Mr. Van Nevel's pension, life and disability insurance from April 15, 2004 through June 30, 2004; and (5) lease payments of €1,733 per month on Mr. Van Nevel's automobile through June 30, 2004. Under the Van Nevel Separation Agreement, Mr. Van Nevel released the Company and its subsidiaries and affiliates from all claims relating to his employment with the Company or its subsidiaries or the termination thereof and all claims under the Management Agreement, but such release did not affect Mr. Van Nevel's rights under the Executive Stockholders

Agreement. Under the Van Nevel Separation Agreement, the Company also released Mr. Van Nevel from all claims against Mr. Van Nevel, except with respect to claims involving fraud, embezzlement or criminal misconduct, any confidentiality obligations under the Management Agreement and any obligations set forth in the Executive Stockholders Agreement.

        On April 15, 2004, Samsonite Europe sent a termination letter to Mr. Van Nevel, terminating all consulting relationships between Mr. Van Nevel and Samsonite Europe, including the Amended and Restated Consulting Agreement between Mr. Van Nevel and Samsonite Europe dated as of February 1, 1998. In conjunction with such termination letter, on April 15, 2004, Samsonite Europe and Mr. Van Nevel entered into a General Release Agreement (the "Samsonite Europe/Van Nevel Release"). Pursuant to the Samsonite Europe/Van Nevel Release, Samsonite Europe paid a total of €725,000 (€407,601 to Mr. Van Nevel, and €317,399 to the Samsonite Group Insurance Plan for the benefit of Mr. Van Nevel), net of certain previously paid amounts. Under the Samsonite Europe/Van Nevel Release, Mr. Van Nevel released Samsonite Europe and the Company and each of their subsidiaries and affiliates from all claims relating to his consulting relationship with Samsonite Europe, the Company and each of their subsidiaries and affiliates. Under the Van Nevel/Samsonite Europe Release, Samsonite Europe also released Mr. Van Nevel from all claims against Mr. Van Nevel, except with respect to claims involving fraud, embezzlement or criminal misconduct, any confidentiality obligations under the Management Agreement and any obligations set forth in the Executive Stockholders Agreement.

        The following agreement was terminated, and its severance components superseded by, the Van Nevel Separation Agreement: The Company entered into an Executive Management Agreement, effective February 1, 2002 (the "Van Nevel Agreement") with Mr. Van Nevel for successive one-year periods ending on January 31, 2003 and each year thereafter, provided that the agreement would have automatically terminated on February 1, 2007 without notice or further action by Mr. Van Nevel or the Company. Under the Van Nevel Agreement, Mr. Van Nevel was obligated to devote full time to the affairs of the Company, except to the extent that he was required to provide services to Samsonite Europe N.V. ("Samsonite Europe") and its subsidiaries pursuant to the Consulting Agreement (described below). The Van Nevel Agreement provided for an annual base salary of $325,000. The Van Nevel Agreement provided that the Board could increase the base salary payable to Mr. Van Nevel. Mr. Van Nevel was entitled to receive an incentive bonus of up to $787,500 if the Company attained certain annual performance goals and Mr. Van Nevel completed certain annual projects prescribed by the Board. The Van Nevel Agreement provided that upon termination by the Company without Cause or by Mr. Van Nevel for Good Reason (each as defined in the Van Nevel Agreement), the Company would be required to pay Mr. Van Nevel severance compensation of $500,000. In the event of termination, the incentive bonus was eligible to be paid if Mr. Van Nevel was employed through the end of the fiscal year in which the prescribed performance goals and annual projects were to be achieved. The Van Nevel Agreement provided that during Mr. Van Nevel's employment with the Company and for a period of one year thereafter (unless such employment was terminated by the Company without Cause or by the Executive with Good Reason), he could not engage in any business activity that was in substantial competition with any of the businesses engaged in by the Company in any of the geographic areas in which business was conducted by the Company during the twelve months preceding the termination of employment.

        The following agreement was terminated, and its severance components superseded by, the Samsonite Europe/Van Nevel Release: On February 1, 1998, Samsonite Europe entered into an Amended and Restated Consulting Agreement (the "Consulting Agreement") with Mr. Van Nevel, which amended and restated a consulting agreement effective January 1, 1990 and previously amended and restated as of January 1, 1992. Under the Consulting Agreement, Mr. Van Nevel was required to provide consulting services to Samsonite Europe and certain of its subsidiaries. The Consulting Agreement provided for an annual consulting fee of €223,104 ($280,643 U.S. dollars at January 31,

2004). The Consulting Agreement permitted Samsonite Europe to terminate the Consulting Agreement with prior written notice. The notice period was based on a formula which took into consideration, among other things, Mr. Van Nevel's age and length of service at the time the notice was given. If Samsonite Europe failed to give the required notice, the Consulting Agreement provided for the payment of liquidated damages equal to the aggregate consulting fee to which Mr. Van Nevel would have been entitled had the notice period been fully observed. Under certain circumstances, the termination of the Van Nevel Agreement would have been deemed to be a termination of the Consulting Agreement by Samsonite Europe.

        During his employment with the Company, Mr. Van Nevel was awarded various options to purchase an aggregate of 140,000 shares of the Company's Common Stock. In connection with Mr. Van Nevel's termination of employment, all then unvested options to purchase shares of the Company's Common Stock held by Mr. Van Nevel vested on the Termination Date. The exercise price for these vested options ranged in price from $5.00 to $9.375 per share. All such options expired unexercised on July 15, 2004.

1995 Stock Option and Incentive Award Plan (the "1995 Plan")

        The Company has reserved 2,550,000 shares of Common Stock for issuance under the 1995 Plan. The 1995 Plan provides for the issuance of a variety of awards, including tax qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards or other forms of awards consistent with the purposes of the plan. Incentive stock options must be issued at exercise prices no less than the fair market value of the Common Stock at the date of the grant. Nonqualified options may be granted at exercise prices at or below the market value, but not at less than 50% of the market value of the Common Stock at the date of the grant. Options granted under the 1995 Plan will vest over a period of not more than ten years as determined by the Compensation Committee. At January 31, 2005, options for 839,873 shares were outstanding at option exercise prices ranging from $5.00 to $10.00 per share. After October 18, 2005, no more options may be granted under the 1995 Plan.

Samsonite Corporation Amended and Restated FY 1999 Stock Option and Incentive Award Plan (the "1999 Plan")

        The Company has reserved 75,000,000 shares of our Common Stock for issuance under the 1999 Plan. On March 17, 2005, the Compensation Committee amended the 1999 Plan to, among other things, increase the number of shares reserved for issuance thereunder from 75,000,000 to 95,000,000. Such amendments will be submitted to the stockholders for approval at the 2005 annual meeting. The 1999 Plan provides for the issuance of a variety of awards, including tax qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, and other stock-based awards (including deferred compensation payable in Common Stock). The 1999 Plan is administered by the Compensation Committee which has full authority to determine, among other things, the persons to whom awards under the 1999 Plan will be made, the number of shares of Common Stock subject to the awards, and the specific terms and conditions applicable to awards. Stock options granted under the 1999 Plan will have an exercise period of not more than ten years. At January 31, 2005, options for 54,402,840 shares were outstanding at option prices ranging from $.35 to $5.75 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current or former officer of the Company served as a member of the Compensation Committee.

PERFORMANCE GRAPH

        The performance graph below compares the cumulative total return to stockholders from January 31, 2000 through January 31, 2005, for a holder of Common Stock against the cumulative total return of the Standard & Poor's Midcap 400 Index ("S&P Midcap 400") and a group of peer companies over the same period (the "Peer Group"). However, in reviewing this graph, stockholders should keep in mind the possible effect that the limited trading in the Common Stock may have on the price of such stock and the fact that, in the Company's judgment, there are no directly comparable companies which are publicly traded. The stock price performance depicted in the performance graph is not necessarily indicative of future stock price performance.

        The performance graph assumes $100 was invested on January 31, 2000 and is based on the closing price for the Common Stock of $5.75 per share on January 31, 2000 and closing prices for the S&P Midcap 400 and the common stock of the members of the industry peer group on January 31, 2000. The cumulative total stockholder return is based on share price appreciation plus dividends. The performance data is presented in the graph and in the table which follows the graph.

	January 31, 2001	January 31, 2002	January 31, 2003	January 31, 2004	January 31, 2005
Samsonite	$53	$17	$6	$11	$13
S&P Midcap 400	$124	$119	$98	$139	$152
Peer Group	$101	$115	$117	$165	$205

        During the year ended January 31, 2005, the Peer Group consists of the following publicly-held branded consumer durables manufacturers: Fortune Brands, Inc., Brunswick Corporation, The Black & Decker Corporation, Home Products International, Inc., Newell Rubbermaid Inc., and Salton Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information about persons known to the Company to be the beneficial owner of more than 5% of the Preferred Stock and the Common Stock, and as to the beneficial ownership of our Preferred Stock and our Common Stock by each of our directors and named executive officers and all of our directors and executive officers as a group, as of April 29, 2005. Except as otherwise indicated, to our knowledge, the persons identified below have sole voting and sole investment power with respect to shares they own of record.

	Convertible Preferred Stock			Common Stock(b)
Name and Address of Beneficial Owner(a)	Number of Shares Beneficially Owned		Percent	Number of Shares Beneficially Owned		Percent
Bain Capital (Europe) LLC C/O Bain Capital, LLC 111 Huntington Avenue Boston, Massachusetts 02199	46,053		28.91%	150,415,135	(c)	22.72%
Ontario Teachers' Pension Plan Board 5650 Yonge Street, 5th Floor Toronto, Ontario M2M 4H5	46,053		28.91%	150,415,135	(c)	22.72%
Ares Partners Management Company, LLC 1999 Avenue of the Stars, Suite 1900 Los Angeles, California 90067	50,963		32.00%	257,113,557	(c)(d)(e)	37.94%
Marcello Bottoli	1,889		1.19%	11,165,720	(c)(f)	1.67%
Richard H. Wiley	317		*	1,555,889	(c)(g)	*
Giuseppe Fremder	396		*	1,446,079	(c)(h)	*
Thomas Korbas	198		*	883,309	(c)(i)	*
Marc Matton	119		*	668,378	(c)(j)	*
Ferdinando Grimaldi Quartieri	24	(k)	*	68,276	(c)(k)	*
Johan Tack	—		*	23,000		*
Michael M. Lynton	—		*	—		*
Charles J. Philippin	—		*	—		*
Antony P. Ressler	—	(l)	*	—	(l)	*
Lee Sienna	—	(m)	*	—	(m)	*
Donald L. Triggs	—		*	—		*
Richard T. Warner	—		*	—		*
Reed N. Wilcox	—		*	—		*
All directors and executive officers as a group (22 persons)	3,077		1.93%	17,433,917	(c)	2.60%

*
Less than 1.0%

(a)
Unless otherwise noted, the address of each such shareholder is 11200 E. 45th Avenue, Denver, CO 80239.

(b)
The amounts and percentages set forth under "Common Stock" assume the conversion of all outstanding shares of Preferred Stock into Common Stock. As of April 29, 2005, 159,282 shares of Preferred Stock are outstanding and are convertible into 435,577,686 shares of Common Stock. The Preferred Stock votes together with the Common Stock on most matters on an as-converted basis. Accordingly, the amounts and percentages set forth under "Common Stock" assume conversion of all outstanding Preferred Stock into Common Stock for the security holder in question. As of the record date, each share of Preferred Stock was convertible into approximately 2,734.63 shares of Common Stock.

(c)
The Preferred Stock conversion rate used to calculate the number of shares of Common Stock beneficially owned includes accrued but unpaid dividends as of April 29, 2005. The actual Preferred Stock conversion rate is subject to adjustment in the event that any unpaid Preferred Stock dividends are paid prior to any such conversion.

(d)
Includes shares beneficially owned by Ares Partners Management Company, LLC ("Ares Partners") and certain of its affiliates. Ares Partners has reported shared voting and dispositive power with respect to all of the shares of Common Stock, Preferred Stock and warrants to purchase Common Stock beneficially owned by Ares Corporate Opportunities Fund, L.P., Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P., each of which is managed by affiliates of Ares Partners.

(e)
Includes warrants to purchase 15,515,892 shares of Common Stock exercisable as of June 30, 2005.

(f)
Includes options held by Stonebridge to purchase 6,000,000 shares of Common Stock exercisable as of June 30, 2005.

(g)
Includes options to purchase 689,011 shares of Common Stock exercisable as of June 30, 2005.

(h)
Includes options to purchase 337,195 shares of Common Stock exercisable as of June 30, 2005.

(i)
Includes options to purchase 339,367 shares of Common Stock exercisable as of June 30, 2005.

(j)
Includes options to purchase 342,957 shares of Common Stock exercisable as of June 30, 2005.

(k)
Includes a portion of the shares listed above for Bain Capital (Europe) LLC ("Bain") for which Mr. Quartieri holds an indirect beneficial ownership interest. Mr. Quartieri disclaims beneficial ownership of the shares listed above for Bain, except to the extent of his pecuniary interest therein.

(l)
Does not include the shares held by Ares Partners and its affiliates of which Mr. Ressler disclaims beneficial ownership.

(m)
Does not include the shares held by Ontario Teachers' Pension Plan Board ("Ontario") of which Mr. Sienna, a Vice President of the private equity group of Ontario, disclaims beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Equity Sponsors' Stockholders Agreement

        The Equity Sponsors may be deemed to have acquired control of the Company. Together with their affiliates, the Equity Sponsors currently hold approximately 89.8% of our Preferred Stock, and, together with shares of our Common Stock held by them, control approximately 81.9% of the voting power of the Company.

        The Company is a party to the aforementioned Stockholders Agreement, dated July 31, 2003, with the Equity Sponsors and an affiliate of Ares, relating to the ownership rights and corporate governance of the Company. Pursuant to the terms of the Stockholders Agreement, the Equity Sponsors have agreed to take all actions in their power to elect nominees selected by the Equity Sponsors and our CEO to our Board of Directors and our CEO in the future, as more fully described the Stockholders Agreement. In the event that the Equity Sponsors take all such actions, eight of the nine members of our Board of Directors will be nominees of the Equity Sponsors. In addition, our ability to take certain actions, including amending our charter, commencing bankruptcy proceedings and taking certain corporate actions (including debt incurrences, stock issuances, asset sales and the like), is subject to the written consent of either all or two-thirds (depending on the action) of the Equity Sponsors so long as the Equity Sponsors collectively continue to hold 25% of our outstanding voting stock. Accordingly, for the foreseeable future, the Equity Sponsors will exercise significant influence over our Board of Directors and business and operations. At any time after July 31, 2008, subject to certain limitations, two of the Equity Sponsors acting jointly, and after July 31, 2009, each of the Equity Sponsors, will have the right to cause the sale of the Company, but our obligations to pursue such a sale will be subject to the Board of Directors' ability to discharge properly its fiduciary duties.

        In addition, we agreed in the Stockholders Agreement to grant the Equity Sponsors registration rights and preemptive rights. The Stockholders Agreement also contains tag-along rights, which allow the Equity Sponsors to force a stockholder which is a party to the Stockholders Agreement and which proposes to sell shares of stock, to include shares held by the Equity Sponsors in such proposed sale, and drag-along rights, which allow the Equity Sponsors to force the other stockholders which are parties to the Stockholders Agreement to sell their shares of stock if the Equity Sponsors are selling their stock.

Equity Sponsor Advisory Agreements

        We are a party to advisory agreements with affiliates of ACOF Management, L.P., Bain Capital (Europe) LLC and Ontario Teachers' Pension Plan Board as advisors. Under the terms of these advisory agreements, we have agreed to pay each advisor an annual advisory fee of $500,000 plus reasonable out-of-pocket expenses. These agreements are for a term of five years beginning July 31, 2003, but each agreement will terminate earlier as to any advisor if the advisor under such agreement and its affiliates no longer hold at least 33% of the amount of our capital stock owned by them as of July 31, 2003.

Management Investment and Executive Stockholders Agreement

        The Company entered into an Executive Stockholders Agreement, dated as of September 25, 2003 (the "Executive Stockholders Agreement"), with the Equity Sponsors and certain executive officers who at the time purchased Preferred Stock, including Messrs. Wiley, Korbas, Matton and Fremder. The Executive Stockholders Agreement applies to the Preferred Stock held by each executive investor, as well as Common Stock issuable upon conversion of the Preferred Stock and Common Stock issuable upon the exercise of options granted to each executive investor (collectively, the "Executive Securities").

        Under the terms of the Executive Stockholders Agreement, each executive investor has agreed to vote all of such executive investor's Executive Securities and to take all other necessary or desirable actions such that the Executive Securities will be voted in the same manner as the securities held by the Equity Sponsors. In addition, the Executive Stockholders Agreement restricts the executive investors' ability to transfer their Executive Securities for a period of ten years without the consent of the Equity Sponsors, subject to certain exceptions. The Executive Stockholders Agreement also contains tag-along rights, which allow the Equity Sponsors to force an executive investor which proposes to sell shares of Executive Securities, to include shares held by the Equity Sponsors in such proposed sale, and drag-along rights, which allow the Equity Sponsors to force the executive investors to sell their Executive Securities if, under certain circumstances, the Equity Sponsors sell their shares of Preferred Stock.

        The Executive Stockholders Agreement also permits the Equity Sponsors, or any third party designated by the Equity Sponsors, to purchase Executive Securities from an executive investor in the event the executive investor is no longer employed by the Company or any of its subsidiaries. In the event of the executive investor's death, termination without cause, resignation with good reason or retirement, during the 30-day period beginning three years after such event, the executive investor may require the Company to repurchase the executive investor's Executive Securities at fair market value. In addition, the Company granted the executive investors certain piggyback registration rights in the event the Company proposes to register, whether or not for its own account, any shares of Common Stock or other equity interests in a public offering of such securities for cash, subject to certain limitations. In the event that the Company proposes to file certain registration statements, the Company will promptly give the executive investors written notice of such registration and will include in the registration statement all of the Executive Securities that each executive investor has requested in writing to be registered, subject to certain exceptions.

        In connection with Mr. Bottoli's employment by the Company, the Company entered into a Chief Executive Officer Stockholders Agreement, dated as of March 2, 2004, with the Equity Sponsors, Mr. Bottoli, Stonebridge Development Limited and the Trust, which includes terms substantially identical to the Executive Stockholders Agreement with respect to the Preferred Stock held by Mr. Bottoli, Stonebridge Development Limited or the Trust, as well as Common Stock issuable upon conversion of the Preferred Stock and Common Stock issuable upon the exercise of options granted to any of Mr. Bottoli, Stonebridge Development Limited or the Trust.

Ramesh Tainwala

        Samsonite Southeast Asia Pvt. Ltd. ("Samsonite Southeast Asia") is a joint venture that conducts Samsonite's manufacturing and sales activities in India. Sixty percent of the equity of Samsonite Southeast Asia is beneficially held by Samsonite, and the remaining forty percent is held by Dr. Ramesh Tainwala, Chief Operating Officer of Samsonite Southeast Asia, by members of his family or by companies with which he is affiliated (with Dr. Tainwala, collectively, the "Tainwala Associates"). During fiscal year 2005, Samsonite Southeast Asia paid dividends of US$366,126 to the Tainwala Associates. During fiscal year 2005, Samsonite Southeast Asia purchased US$485,021 of plastic sheets and components from a corporation (the "Chemicals & Plastics Company") which is 44% owned by Dr. Tainwala and members of his family. The purchase price was determined by the Chemicals & Plastics Company at its cost plus 15%, and is believed to be at market rates. During fiscal year 2005, Samsonite Southeast Asia sold to the Chemicals & Plastics Company US$149,902 of manufacturing materials used for making plastic sheets (the "Manufacturing Materials"). Samsonite Southeast Asia sold the Manufacturing Materials to the Chemical & Plastics Company at its cost. The purchase price was determined by Samsonite Southeast Asia, and is believed to be at market rates. During fiscal year 2005, Samsonite Southeast Asia paid to companies owned by Dr. Tainwala and his family US$82,569 for rent or office space occupied by Samsonite Southeast Asia. The rent is believed to be at market rates for comparable properties.

No Indebtedness from Directors or Executive Officers

        There was no outstanding indebtedness to the Company or its subsidiaries from any of our directors or executive officers during fiscal year 2005.

INTEREST OF CERTAIN PERSONS

        Messrs. Bottoli, Wiley and Korbas may be deemed to have a substantial interest in the amendment of the 1999 Plan to expand the types of stock-based awards available under the 1999 Plan to include "Other Stock-Based Awards," pursuant to which, among other things, the Deferred Compensation Awards were issued. Our Board of Directors was aware of this interest and considered such, among other things, in deciding to approve the amendments to the 1999 Plan. For a more detailed description of the proposed amendments, please see Proposal 2, "Approval of Amendments to Our 1999 Stock Option and Incentive Award Plan."

OTHER MATTERS

        The Board knows of no other business which will be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxy holders will vote on them in accordance with their best judgment.

        The costs of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers or agents of the Company may solicit proxies by telephone, the Internet, facsimile or in person. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock and Preferred Stock held of record by such persons and may verify the accuracy of marked proxies by contacting record and beneficial owners of the Common Stock and Preferred Stock. The Company will reimburse such persons for their reasonable expenses incurred in forwarding such soliciting materials.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents filed by us with the SEC pursuant to the Exchange Act hereby are incorporated by reference in this proxy statement:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 31, 2005; and

  •
  our Current Report on Form 8-K dated March 17, 2005.

        We will provide without charge to each person, including any beneficial owner, to whom this proxy statement is delivered, upon the written or oral request of that person, a copy of any document incorporated in this proxy statement by reference other than the exhibits unless those exhibits are specifically incorporated by reference into those documents. Requests for these copies should be directed to Samsonite Corporation, Attention: Secretary, 11200 East 45th Avenue, Denver, Colorado 80239, telephone 303-373-2000.

APPENDIX A

SAMSONITE CORPORATION
AMENDED AND RESTATED
FY 1999 STOCK OPTION AND INCENTIVE AWARD PLAN

1.     Purpose.

        The purposes of the Samsonite Corporation Amended and Restated FY 1999 Stock Option and Incentive Award Plan, as amended from time to time (the "Plan"), are to align the interests of directors, officers, employees, advisors and consultants of the Company and its Subsidiaries with those of its stockholders; to reinforce corporate, organizational and business development goals; and to reward the performance of directors, individual officers, employees, advisors and consultants in promoting the success of the Company business.

2.     Definitions.

        The following terms, as used herein, shall have the following meanings:

          (a)   "Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award granted pursuant to the Plan.

          (b)   "Award Agreement" means any written agreement, contract, or other instrument or document between the Company and a Participant evidencing an Award.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Cause" means, unless otherwise defined in the applicable Award Agreement, (i) the engaging by a Participant in gross negligence or willful misconduct that is injurious to any of the Company, its Subsidiaries, or its affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or any of its Subsidiaries or affiliates by a Participant or the conviction of a Participant of a felony or the entrance of a plea of guilty or nolo contendere by a Participant to a felony, (iii) the willful failure or refusal by a Participant to substantially perform employment duties or responsibilities that continues after bring brought to the attention of Participant (other than any such failure resulting from Participant's incapacity due to "Permanent Disability", as such term is defined in the Executive Stockholders Agreement, dated as of September 25, 2003, by and among (i) the Company, (ii) ACOF Management, L.P., (iii) Bain Capital (Europe) LLC, (iv) Ontario Teachers' Pension Plan Board and (v) each of the persons listed on Schedule I thereto), (iv) conduct causing the Company or any of its Subsidiaries or affiliates substantial public disgrace or disrepute, (v) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries or affiliates to the material disadvantage or detriment of the Company or any of its Subsidiaries or affiliates, (vi) any other material breach of a Participant's employment agreement or terms of employment, as applicable, which is not cured to the Board's reasonable satisfaction, after written notice to Participant and opportunity to cure. For purposes of this definition, no act, or failure to act, on a Participant's part will be considered "willful" unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant's action or omission was in the best interest of the Company or its Subsidiaries. Determination of Cause will be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f)    "Committee" means the Compensation Committee of the Board or such other committee as may be appointed by the Board from time to time. Each member of the Committee shall be a

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  non-employee director as defined in Rule 16b-3 and an outside director as defined in Section 162(m) of the Code.

          (g)   "Company" means Samsonite Corporation, or any successor corporation.

          (h)   "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

          (i)    "Disability" means a disability that would qualify as such under the Company's then current long-term disability plan.

          (j)    "Eligible Person" shall have the meaning ascribed thereto in Section 4.

          (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

          (l)    "Fair Market Value" of a share of Stock on any date shall be the fair market value of such Stock as determined by the Committee in its sole discretion; provided that (i) if a minimum of twenty percent (20%) of the issued and outstanding Stock is admitted to trading on a national securities exchange or quotation system and (ii) reported daily volume of such Stock has averaged at least one percent (1%) over the prior thirty (30) days, the following shall apply: (A) if the Stock is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Stock on such exchange on such date or, if none, the next earlier date on which a sale was reported, (B) if the Stock is admitted to quotation on the NASDAQ Stock Market or other comparable quotation system, Fair Market Value on any date shall be the last sale price reported for the Stock on such system on such date or, if none, the next earlier date on which a sale was reported, or (C) if the Stock is admitted to quotation on a system other than the NASDAQ Stock Market or other comparable quotation system, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Stock on such system on such date. Fair Market Value of a non-traded security will be determined by an independent third-party financial advisor; provided that clauses (A) through (C) as set forth above shall apply, after taking into account any liquidity, voting or other constraints.

          (m)  "Incentive Stock Option" or "ISO" means an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

          (n)   "Nonqualified Stock Option" or "NQSO" means an Option other than an Incentive Stock Option.

          (o)   "Option" means the right, granted pursuant to Section 6(a), of a holder to purchase shares of Stock at an exercise price and upon the terms to be specified by the Committee.

          (p)   "Other Stock-Based Award" means a right or other interest granted to a Participant pursuant to Section 6(f) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

          (q)   "Participant" means any natural person who, as a director, officer, employee, advisor or consultant of the Company or a Subsidiary, has been granted an Award under the Plan.

          (r)   "Performance Goal" means the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of vesting or of the Participant's receipt of payment (or, in the case of Restricted Stock, the lapse of restrictions) with respect to an Award. Performance Goals shall be based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating or profit margins, (iii) return on equity,

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  assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Stock price appreciation, (viii) cash flow, (ix) strategic business targets or objectives, (x) Non-GAAP financial measures such as EBITDA, and (xi) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specific level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include threshold levels of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Performance Goals shall be determined in accordance with generally accepted accounting principles, when applicable, and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Performance Goals for Covered Employees shall be established and certified in accordance with Section 162(m) of the Code.

          (s)   "Performance Period" means such period of time as the Committee shall determine for achieving or measuring the Performance Goals relating to any Award granted under the Plan.

          (t)    "Plan" means the Samsonite Corporation Amended and Restated FY 1999 Stock Option and Incentive Award Plan, as amended from time to time.

          (u)   "Plan Year" shall mean the Company's fiscal year.

          (v)   "Restricted Stock" means any shares of Stock issued to a Participant pursuant to Section 6(d) that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

          (w)  "Restricted Stock Unit" or "RSU" means a right granted to a Participant under Section 6(e) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

          (x)   "Retirement" means retirement of a Participant from the employ or service of the Company or any of its Subsidiaries in accordance with the terms of the Samsonite Retirement Income Plan or any successor plan thereto or, if a Participant is not covered by such plan, such retirement on or after such Participant's 65th birthday.

          (y)   "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

          (z)   "Stock Appreciation Right" or "SAR" means a tandem or freestanding Stock appreciation right, granted to a Participant under Section 6(b) or 6(c), as the case may be, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

          (aa) "Stock" means shares of common stock, par value $.01 per share, of the Company.

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          (bb) "Subsidiary" means any entity in which the Company directly or through intervening subsidiaries owns at least a majority interest of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, at least a majority in the capital and profits.

3.     Administration.

        The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom, and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria, if any, relating to any Award; to determine Performance Goals, if any, no later than such time as is required to ensure that an underlying Award which is intended to comply with Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or its Subsidiaries or the financial statements of the Company or its Subsidiaries, or in response to changes in applicable laws, regulations or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

        All determinations of the Committee shall be made by a majority of its members either present in person or participating by video or telephone conference at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated such duties may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participants (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

        No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.     Eligibility.

        Unless otherwise provided in the Plan, Awards may be granted, in the sole discretion of the Committee, to any natural person who is a director, officer, employee, advisor or consultant of the Company or any of its Subsidiaries (each, an "Eligible Person"). In determining the Participants in the Plan and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.     Stock Subject to the Plan; Limitation on Grants.

        The maximum number of shares of Stock reserved for issuance pursuant to the Plan shall be 95,000,000 shares, subject to adjustment as provided herein, all of which may be issued as Incentive Stock Options. In any Plan Year the number of shares of Stock subject to Awards granted to any one Participant shall not exceed one-half of the total number of shares of Stock reserved for issuance pursuant to the Plan. Such shares may, in whole or in part, be authorized but unissued shares or shares

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that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, the tandem Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of cancelled shares shall no longer be available for Awards under the Plan. Upon a cash payment made in respect of outstanding Restricted Stock Units or freestanding SARs, the number of shares represented by the cash payment with respect to such Restricted Stock Units or SARs shall no longer be available for Awards under the Plan.

        In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, Stock split, reverse Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

6.     Terms of Awards.

        Each Award granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable.

          (a)   Stock Options

            (1)    Number of Shares.    Each Award Agreement shall state the number of shares of Stock to which the Option relates.

            (2)    Type of Option.    Each Award Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options shall be granted only to employees (including officers and directors who are also employees) of the Company and its Subsidiaries. All other Awards may be granted to any Eligible Person.

            (3)    Exercise Price.    Each Award Agreement shall state the exercise price, which, with respect to an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Incentive Stock Option on the date of grant. The exercise price shall be subject to adjustment as provided in Section 5 hereof. Unless otherwise established by the Committee, the date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

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            (4)    Method and Time of Payment.    The exercise price shall be paid in full at the time of exercise. The exercise price may be paid in cash or by check, by the tender by the Participant to the Company of outstanding shares of Stock previously owned by Participant, through a "broker cashless exercise" procedure approved by the Committee (to the extent permitted by law), subject to approval by the Committee, by withholding a number of shares of Stock from the shares otherwise to be delivered pursuant to such Option exercise or a combination of the above, in any case, in an amount having a combined value equal to such exercise price. The value of any Stock tendered pursuant to the preceding sentence shall be the Fair Market Value of such Stock as of the date of exercise.

            (5)    Term and Exercisability of Options.    Each Award Agreement shall provide that each Option shall become vested and exercisable in accordance with the vesting schedule that shall be established by the Committee at the time that the Award is granted; provided that the Committee shall have the authority to accelerate the vesting and exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options and Performance Goals with respect to which the vesting of Options may be contingent, as the Committee may prescribe in its discretion in the applicable Award Agreement. The exercise period shall be ten (10) years from the date of the grant of the Option or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in subsection (6) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become vested and exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Stock with respect to which the Option is being exercised, together with payment of the exercise price. For purposes of the preceding sentence, the date of exercise shall be deemed to be the date upon which the Secretary of the Company receives such notification. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan, and all other plans of the Company under which ISOs may be granted, may become exercisable for the first time by each Participant during any calendar year shall not exceed $100,000.

            (6)    Termination of Employment.    Unless otherwise provided by the Committee or in the applicable Award Agreement, in the event that a Participant ceases to be employed by or ceases to perform services for the Company or any Subsidiary (in each case, a "termination of employment"), all the outstanding Options held by such Participant shall be treated as follows:

              (A)    Cause.    If the Participant is terminated from his employment with the Company or a Subsidiary for Cause, all the Options (whether vested or unvested) shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of termination of employment.

              (B)    Disability.    If the Participant is terminated from his employment with the Company or a Subsidiary by reason of Disability, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of termination of employment. All Options that have vested prior to such date shall remain exercisable for a period of one year following such date.

              (C)    Death.    If the Participant dies while employed by the Company or a Subsidiary, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of death. Following the Participant's death, Participant's executors, administrators, legatees or distributees may exercise the Options

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      that have vested prior to the date of death for a period of one year following the date of death.

              (D)    Other Terminations of Employment.    If the Participant's employment is terminated for any other reason, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of termination of employment. All Options that have vested prior to such date shall remain exercisable for a period of 90 days following such date.

          (b)    Tandem Stock Appreciation Rights.    The Committee shall have authority to grant a tandem SAR to the grantee of any Option under the Plan with respect to all or some of the shares of Stock covered by a related Option. A tandem SAR shall, except as provided in this subsection (b), be subject to the same terms and conditions as the related Option. Each tandem SAR granted pursuant to the Plan shall be reflected in the Award Agreement relating to the related Option.

            (1)    Time of Grant.    A tandem SAR may be granted either at the time of grant or at any time thereafter during the term of the Option; provided that tandem SARs related to Incentive Stock Options may only be granted at the time of grant of the related Option.

            (2)    Payment.    A tandem SAR shall entitle the holder thereof, in connection with the exercise of the tandem SAR or any portion thereof, to receive payment of an amount computed pursuant to subsection (4) below and payable in the form determined pursuant to subsection (7) below.

            (3)    Exercise.    A tandem SAR shall be vested and exercisable at such time or times and only to the extent that the related Option is or has become vested and exercisable and shall not be transferable except to the extent the related Option is or has become transferable. A tandem SAR shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the exercise price specified in the related Option.

            (4)    Amount Payable; Timing.    Upon the exercise of a tandem SAR, the Participant shall be entitled to receive, at the time set forth in the Award Agreement, an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the exercise price of the related Option, by (ii) the number of shares of Stock as to which such tandem SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any tandem SAR by including such a limit at the time it is granted.

            (5)    Treatment of Related Options and Tandem SARs Upon Exercise.    Upon the exercise of a tandem SAR, the related Option shall be cancelled to the extent of the number of shares of Stock as to which the tandem SAR is exercised and upon the exercise of an Option granted in connection with a tandem SAR, the tandem SAR shall be cancelled to the extent of the number of shares of Stock as to which the Option is exercised.

            (6)    Method of Exercise.    Tandem SARs shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Stock with respect to which the tandem SAR is being exercised. For purposes of this subsection (6), the date of exercise shall be deemed to be the date upon which the Secretary of the Company receives such notification.

            (7)    Form of Payment.    Payment of the amount determined under subsection (4) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the tandem SAR or, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee

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    deems advisable. If the Committee decides to make full payment in shares of Stock, and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

          (c)    Freestanding Stock Appreciation Rights.    The Committee shall have authority to grant a freestanding SAR that is not related to any Option. Freestanding SARs shall be subject to the following terms and conditions:

            (1)    Number of Shares.    Each Award Agreement shall state the number of shares of Stock to which the freestanding SARs relate.

            (2)    Exercise Price.    Each Award Agreement shall state the exercise price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock to which the freestanding SARs relate on the date of grant. The exercise price shall be subject to adjustment as provided in Section 5 hereof.

            (3)    Term and Exercisability of Freestanding SARs.    Each Award Agreement shall provide the exercise schedule for the freestanding SAR as determined by the Committee, provided that the Committee shall have the authority to accelerate the exercisability of any freestanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the freestanding SAR or such shorter period as determined by the Committee. The exercise period shall be subject to earlier termination as provided in subsection (7) hereof. A freestanding SAR may be exercised, as to any or all full shares of Stock as to which the freestanding SAR has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Stock with respect to which the freestanding SAR is being exercised. For purposes of the preceding sentence, the date of exercise shall be deemed to be the date upon which the Secretary of the Company receives such notification.

            (4)    Payment.    A freestanding SAR shall entitle the holder thereof, in connection with exercise of the freestanding SAR or any portion thereof, to receive payment of an amount computed pursuant to subsection (5) below.

            (5)    Amount Payable; Timing.    Upon the exercise of a freestanding SAR, the Participant shall be entitled to receive, at the time set forth in the Award Agreement, an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the exercise price of such SAR by (ii) the number of shares of Stock as to which such freestanding SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any freestanding SAR by including such a limit at the time it is granted.

            (6)    Form of Payment.    Payment of the amount determined under subsection (5) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the freestanding SAR or, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Stock, and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

            (7)    Termination.    The terms and conditions set forth in Section 6(a)(6), relating to exercisability of Options in the event of termination of employment with the Company, shall apply equally with respect to the exercisability of freestanding SARs following termination of employment.

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          (d)    Restricted Stock.    The Committee is authorized to grant Restricted Stock on the following terms and conditions:

            (1)    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

            (2)    Forfeiture.    Upon termination of employment with or service to the Company or a Subsidiary during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

            (3)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

            (4)    Dividends.    Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

          (e)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units, subject to the following terms and conditions:

            (1)    Award and Restrictions.    Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the period specified for Restricted Stock Units by the Committee during which forfeiture conditions apply, or such later date as the Committee shall determine. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals.

            (2)    Forfeiture.    Upon termination of employment with or service to the Company or a Subsidiary prior to the vesting of a Restricted Stock Unit, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

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            (3)    Dividend Equivalents.    The Committee may in its discretion determine whether Restricted Stock Units may be credited with dividend equivalents at such time as dividends, whether in the form of cash, Stock or other property, are paid with respect to the Stock. Any such dividend equivalents shall be credited in the form of additional Restricted Stock Units and shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such dividend equivalent was credited.

          (f)    Other Stock-Based Awards.    The Committee is authorized to grant Awards in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon Performance Goals or such other terms and conditions as the Committee shall determine with respect to such Awards at the date of grant or thereafter. Payments earned hereunder may be decreased or, with respect to any Participant who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that applicable Performance Goals, if any, have been attained.

7.     General Provisions.

          (a)    Compliance with Legal Requirements.    The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award as the Company may consider appropriate and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

          (b)    Nontransferability.    Upon the death of a Participant outstanding Options or SARs granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

          During a Participant's lifetime the Committee may permit the transfer, assignment or other encumbrance of an outstanding Award unless such Award is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status. Notwithstanding the foregoing, subject to any conditions as the Committee may prescribe, a Participant may, upon written notice to the Secretary of the Company, elect to transfer any or all Awards granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided that no such transfer by any Participant may be made in exchange for consideration.

          (c)    No Right To Continued Employment.    Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ or service of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or

10

  other agreement or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such Participant's employment or service.

          (d)    Withholding Taxes.    Where a Participant is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant of cash or a certificate or certificates representing such shares.

          Upon the disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option, the Company shall have the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to such disposition.

          Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods or by a combination of such methods: (a) tendering a cash payment, (b) authorizing the Company to withhold from the shares of Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation and (c) delivering to the Company previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

          (e)    Amendment and Termination of the Plan.    The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any applicable listing requirement shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. The power to grant Awards under the Plan shall automatically terminate ten (10) years after the Effective Date. If the Plan is terminated, any unexercised Award shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

          (f)    Participant Rights.    No Participant or Eligible Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants or Eligible Persons. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by any Award until the date of the issuance of a Stock certificate to him for such shares.

          (g)    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

          (h)    No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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          (i)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

          (j)    Effective Date.    The Plan took effect upon its original date of adoption by the Board (the "Effective Date").

          (k)    Beneficiary.    A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives such Participant, the executor or administrator of the Participant's estate shall be deemed to be Participant's beneficiary.

          (l)    Interpretation.    The Plan is designed and intended to comply with Section 162(m) of the Code and all provisions hereof shall be construed in a manner to so comply.

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PROXY

SAMSONITE CORPORATION

11200 East 45th Avenue, Denver, Colorado 80239
This proxy is solicited on behalf of the Board of Directors for the annual meeting on
June 16, 2005

        The undersigned stockholder hereby appoints Douglas W. Sundby and Richard H. Wiley and each of them, proxies, with the powers the undersigned would possess if personally present and with full power of substitution, to vote all common stock of the undersigned in Samsonite Corporation at the annual meeting of stockholders to be held at the Doubletree Hotel Denver Southeast, 13696 East Cliff Place, Aurora, Colorado, at 9:00 A.M., local time, on June 16, 2005, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. IF NO DIRECTIONS ARE GIVEN, THE EXECUTED PROXIES WILL VOTE FOR PROPOSALS 1 AND 2. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY REVOKES THE AUTHORITY GIVEN WITH RESPECT TO ANY EARLIER DATED PROXY SUBMITTED BY THE UNDERSIGNED.

SEE REVERSE SIDE.	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE.

☒
Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.
To elect the following directors:

(01)
Michael M. Lynton,

(02)
Charles J. Philippin,

(03)
Ferdinando Grimaldi Quartieri,

(04)
Antony P. Ressler,

(05)
Lee Sienna,

(06)
Donald L. Triggs,

(07)
Johan Tack,

(08)
Richard T. Warner and

(09)
Reed N. Wilcox

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐	For all nominee(s) except as written above
2.	To approve the amendments to the Samsonite Corporation Amended and Restated FY 1999 Stock Option and Incentive Award Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN

        I PLAN TO ATTEND THE ANNUAL MEETING ☐

        Please sign this proxy and return it promptly whether or not you plan to attend the annual meeting. If shares are registered in the names of joint tenants or trustees, each tenant or trustee must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the annual meeting and decide to vote by ballot, such vote will supersede this proxy.

Signature:	Date:	Signature:	Date: